SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

THE LACLEDE GROUP, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of

ANNUAL MEETING
OF SHAREHOLDERS

and

PROXY STATEMENT

January 27, 2011

720 Olive Street
St. Louis, MO 63101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time	10:00 a.m. central standard time on Thursday, January 27, 2011

Place	Renaissance St. Louis Grand Hotel
800 Washington Avenue
St. Louis, Missouri 63101

Items of Business	1.	Elect three members of the Board of Directors to serve for a three-year term.

	2.	Re-approve The Laclede Group Annual Incentive Plan.

	3.	Re-approve The Laclede Group 2006 Equity Incentive Plan as amended.

	4.	Provide advisory approval of compensation of executives.

	5.	Provide advisory vote on the interval at which we will seek shareholder advisory approval of compensation of executives.

	6.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2011 fiscal year.

	7.	Transact such other business as may properly come before the meeting and any adjournment or postponement.

Record Date	You can vote if you are a common shareholder of record on December 1, 2010.

Annual Report	Our 2010 annual report was delivered with this proxy statement.

     Your vote is important. Whether or not you plan to attend the annual meeting, PLEASE VOTE.

     If you hold the shares in your own name: (1) use the toll-free telephone number shown on your proxy card; (2) visit the website shown on your proxy card to vote via the Internet; or (3) mark, sign, date and promptly return the proxy card in the enclosed, pre-addressed, postage-paid envelope.

     If your shares are held by a broker, bank or nominee, please follow the voting instructions it provides for your vote to count.

By the order of the Board of Directors,

Mary Caola Kullman
Secretary

December 17, 2010

PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

Important Notice Regarding Availability of Proxy Materials for the Shareholders Meeting to be held on January 27, 2011. The proxy statement is available at www.thelacledegroup.com/annualmeeting.

     This proxy statement is furnished to solicit proxies by the Board of Directors of The Laclede Group for use at the annual meeting of its shareholders to be held on January 27, 2011, and at any adjournment or postponement of the meeting. The meeting will be held at the Renaissance St. Louis Grand Hotel, 800 Washington Avenue, St. Louis, Missouri 63101 at 10:00 a.m. central standard time. The Company expects to mail this proxy statement with the annual report for its fiscal year 2010 on or about December 17, 2010.

Annual Meeting Admission

     If you are a shareholder of record and plan to attend the annual meeting, please check in with Company representatives at the meeting. If your shares are held by someone else on your behalf, such as a bank or broker, and you plan to attend the meeting, please bring a letter or statement from that firm that shows you were a beneficial holder on December 1, 2010. Please also bring personal identification.

Voting Matters

How you can vote

     If your shares are registered in your own name, you may simplify voting and save the Company expense by voting by telephone or by Internet. Telephone and Internet voting information is provided on your proxy card. A control number on the proxy card is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote by telephone or Internet, you need not mail back your proxy card.

     If you choose to vote by mail, please return your proxy card, properly signed, in the postage-paid envelope provided.

     If you hold your shares through a broker, bank or other financial institution, please follow its directions for providing voting instructions. The availability of telephone or Internet voting will depend on that firm’s processes. Your broker will not be permitted to vote on your behalf for the first five proposals unless you instruct your broker as to how to vote your shares. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution. Voting your shares is important to ensure that we meet the minimum quorum requirements for the meeting. If you have any questions about the voting process, please contact the broker, bank, or other financial institution where you hold your shares.

     If you participate in The Laclede Group dividend reinvestment and stock purchase plan or in the Company Stock Fund of the Laclede Gas Wage Deferral Savings Plan, Salary Deferral Savings Plan, or Missouri Natural Wage Deferral Savings Plan and you do not give voting instructions for shares owned by you through any of these plans; none of your shares held in the plans will be voted. To allow sufficient time for voting by the administrators and trustee of the plans, your voting instructions must be received by January 24, 2011.

How you may revoke or change your vote

     You may revoke your proxy at any time before it is voted at the meeting by:
  sending timely written notice of revocation to the corporate secretary;

  submitting another timely proxy by telephone, Internet or paper ballot; or

  attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.
Other voting matters

     Holders of record of The Laclede Group common stock at the close of business on December 1, 2010 are entitled to receive this proxy statement and to vote at the meeting. As of that date there were 22,381,306 shares of The Laclede Group common stock outstanding. You are entitled to one vote for each share owned of record on that date.

     All shares that have been properly voted and not revoked will be voted at the annual meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted by those named in the proxy card in accordance with the recommendations of the Board of Directors.

     If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. As of the printing of this proxy statement, we do not know of any other matter to be raised at the annual meeting.

     We hired Broadridge Investor Communications as an independent tabulator of votes to ensure confidentiality of the voting process. However, if you write comments on your proxy card, the comments will be shared with us. We have also hired IVS Associates, Inc. to serve as independent inspector of elections.

How votes are counted and voting requirements

     Holders of a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting. If a quorum is present, the affirmative vote of holders of a majority of the shares entitled to vote that are present in person or by proxy is required for all proposals. Shares represented by proxies that are marked or voted as withhold, abstain or to deny discretionary authority will be counted to determine a quorum but will have the effect of voting against the proposals. With regard to Proposal 5, advisory approval of the interval at which we will seek shareholder advisory approval of the executive compensation program, if none of the alternatives receives a majority vote, the alternative that receives the most votes will be deemed approved by shareholders.

     The Company may receive “broker non-votes.” A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a representative capacity (typically referred to as being held in “street name”), but the broker cannot vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules governing brokers who are voting with respect to shares held in street name, brokers have no discretion to vote the shares on the first five proposals, but may exercise discretion to vote the shares on the ratification of the appointment of the independent registered public accountants. Broker non-votes will be considered present for determining whether a quorum exists but will not be considered as votes cast.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Directors Glotzbach, Maritz, and Stupp, whose terms will expire upon the election of directors at the meeting on January 27, 2011, have been nominated to stand for reelection for terms expiring in 2014. The persons named in the enclosed proxy card intend to vote proxies FOR the election of the three nominees. If any nominee becomes unavailable for any reason before the meeting, which is not anticipated, the proxies received for that nominee will be voted for a person to be selected by our Board of Directors.

Information about the nominees and directors

Nominees for term expiring in 2014:

     Edward L. Glotzbach, 62, became Vice Chairman, Mergers and Acquisitions, of Information Services Group in November 2007 when it acquired Technology Partners International, Inc. From December 2004 to November 2007, he served as President and CEO of Technology Partners International, Inc., an organization that assists clients with the evaluation, negotiation, implementation and management of information technology and business process sourcing initiatives. From October 2003 to December 2004, he served as Vice President and Chief Financial Officer of the firm. From 1970 to September 2003, he served in many positions with SBC Communications, with his most recent position there being Executive Vice President and Chief Information Officer for six years. In 2005 he served as a director of Visual Networks, Inc.

     Mr. Glotzbach brings to the Board business and leadership experience as an executive of a public company, regulated utility experience as a former executive of a telephone utility regulated by the Missouri Public Service Commission, financial expertise having served as a chief financial officer at other companies, and his information technology expertise given his current position as well as his prior chief information officer position at a major telephone company. His experience also provides insight to the Company as to potential exposures and risks in those areas.

Director since	2005

     W. Stephen Maritz, 52, has been Chairman of the Board of Maritz Holdings Inc. since February 2001 and Chief Executive Officer since November 1998. Maritz Holdings Inc. provides performance improvement, marketing research and travel services on a global basis.

     In addition to his current business and leadership experience in managing a large, international company, Mr. Maritz brings to the Board his expertise in pursuing and measuring customer satisfaction as well as engaging and motivating employees. Further, he understands the demographics of the utility subsidiary’s marketplace and implications for its business.

Director since	2000

     John P. Stupp, Jr., 60, has been President of Stupp Bros., Inc. since March 2004 and Chief Executive Officer of Stupp Corporation since August 1995. He previously served as Executive Vice President from April 1995 to March 2004 and Chief Operating Officer from April 1996 to March 2004. Stupp Bros., Inc. has two operating divisions: Stupp Bridge Company, a fabricator of steel highway and railroad bridges; and Stupp Corporation, producer of custom-made HFW (high frequency weld) and spiral weld pipe for gas and oil transmission; and three subsidiaries: Hammert’s Iron Works, Inc., a fabricator of structural steel; Bayou Coating LLC, coating applicators for steel line pipe; and Midwest BankCentre, a Missouri bank holding company. During the past five years, he has served and continues to serve as a director of Stupp Bros., Inc. and Atrion Corporation.

     As President of Stupp Bros., Inc., one of the Company’s largest shareholders with a long-term investment relationship with the Company, Mr. Stupp has historic institutional knowledge of the Company and directly represents the shareholder interest. Further, his experience with the various subsidiaries of Stupp Bros., Inc., provides insight as to the pipeline and other infrastructure industries on a national basis as well as insight into the regional economy.

Director since	2005

The Board of Directors recommends a vote “FOR”
election of these nominees as directors.

Directors with term expiring in 2012:

     Arnold W. Donald, 55, is President and CEO of the Executive Leadership Council, a professional network of African-American executives of major U. S. companies. Previously, he served as President and Chief Executive Officer of Juvenile Diabetes Research Foundation International, the leading charitable funder and advocate of type 1 (juvenile) diabetes research worldwide, from January 2006 to March 2008. He served as Chairman of the Board of Merisant Company from March 2000 to November 2005 and as its CEO from March 2000 to June 2003. During the past five years, he has served and continues to serve as a director of Crown Holdings, Inc., Oil-Dri Corporation of America, and Carnival Corporation, and during the past five years has also served as a director of Russell Corporation in 2005 and The Scotts Company from 2005 to 2008.

     Mr. Donald’s breadth of experience in chief executive officer and board roles at various companies outside of the energy industry assist the Company in its strategic development and consideration of challenges and opportunities, particularly as it considers opportunities for growth beyond the traditional utility business. Given his role as a director of a number of other NYSE-listed companies in various industries, he also brings governance insight and experience to the Board.

Director since	2003

     Anthony V. Leness, 70, was Managing Director Investment Banking – Global Power & Energy Group at Merrill Lynch & Co., Inc., in New York City from 1978 to his retirement on June 30, 2006. Merrill Lynch provides wealth management, capital market, investment banking and consulting services. He served as a relationship manager on a broad range of large and small companies, including industrial, communications, oil and gas exploration, natural gas pipeline, and, from 1990, exclusively on power and natural gas distribution companies.

     Mr. Leness’ prior investment banking experience gives him extensive knowledge of the Company and the utility, pipeline, and oil and natural gas industries; and he provides critical insight and analysis relative to the capital markets and corporate finance as well as the investment strategy. Having previously provided expert testimony before Federal and State regulatory commissions, he also understands and advises relative to regulatory approaches in different markets as well as the implications of regulation to the Company and the industry.

Director since	2006

     William E. Nasser, 71, was, until October 2003, CEO of SouthWest NanoTechnologies, Inc., a privately held specialty chemical firm. He served as Chairman of Enchira Biotechnology Corp. from April 1998 to January 2003. He retired as Chairman of the Board, Chief Executive Officer and President of Petrolite Corporation in November 1995.

     Mr. Nasser’s experience on the Company’s Board provides him with institutional knowledge of the Company and positions him well to serve as the Board’s lead director and to facilitate effective communications between the Board and senior management. Further, his experience outside the Company and as a certified engineer provides insight into the broader oil and gas industry, its key risks and opportunities and potential impact on the utility industry.

Director since	2000

Directors with term expiring in 2013:

     Brenda D. Newberry, 57, was until May 2010 Chairman of the Board of The Newberry Group. From 2006 to 2009, she served as its Chairman and Chief Executive Officer. From 1996 to 2005, she served as its President and Chief Executive Officer. Ms. Newberry founded The Newberry Group in 1996 with her husband. The Newberry Group provides information technology consulting services on a global basis, specializing in cyber-security services, information systems consulting, and project management services. Since 2007, she has also served as a director of Enterprise Financial Services Corp.

     As technology becomes a larger part of business, Ms. Newberry provides valuable insight into the Company’s information technology strategy and related risks and exposures. Further, her experience in creating and building her own business assists the Company as it considers growth opportunities and her government contractor experience provides insight in conducting business in a highly regulated business. Her experience on another public company board brings governance experience and insight to the Board.

Director since	2007

     MaryAnn Van Lokeren, 63, retired as Chairman and Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch wholesaler, in October 2006. She served in that capacity from December 1986. During the past five years, she has served and continues to serve as a director of Masco Corporation and in 2005 served as a director of Commerce Bancshares, Inc.

     With her prior experience as CEO of one of the largest Anheuser-Busch wholesalers in Missouri, Ms. Van Lokeren has strong business and leadership expertise that assists the Board as it evaluates the Company’s financial and operational risks, controls and strategy. She also has strong ties to the customer service area of the utility. Further, her experience on other public company boards provides insight as to the Board’s role in oversight of management as well as corporate governance.

Director since	2000

     Douglas H. Yaeger, 61, has been Chairman of the Board, President and Chief Executive Officer of The Laclede Group since its inception in October 2000. He has been Laclede Gas’ Chairman of the Board since January 1999, Chief Executive Officer since January 1999 and President since December 1997. During the past five years, he has served and continues to serve as a director of First Banks, Inc.

     Mr. Yaeger brings a rich background to the Company from his many different roles in the pipeline, marketing and utility industries, as well as through his participation and leadership roles in industry organizations, such as the Southern Gas Association and the American Gas Association, and community organizations, such as the United Way of Greater St. Louis and the St. Louis Regional Chamber & Growth Association.

Director since	2000

PROPOSAL 2

RE-APPROVAL OF
THE LACLEDE GROUP ANNUAL INCENTIVE PLAN

     Shareholders approved the Annual Incentive Plan (“Plan”) at the annual meeting in January 2006. Under the Plan, the Compensation Committee grants performance awards based on pre-established performance goals to employees selected by the Compensation Committee.

     To qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), the Plan, including the performance goals set forth in the Plan, must be approved by the shareholders every five years. The Company is seeking shareholder approval of the Plan, a copy of which is attached as Appendix 1, this year to continue the tax deductibility of benefits under the Plan. The Board recommends that shareholders approve the Plan.

Purpose

     The purpose of the Plan is to motivate the Company’s executives and senior managers to contribute to the continued growth, development and financial success of the Company and to remain with and devote their best efforts to the business of the Company.

Administration

     The Compensation Committee of the Board (“Committee”) administers the Plan. The Committee has broad authority to administer and interpret the Plan and its provisions as it deems appropriate, subject to the express provisions of the Plan. All of the Committee’s decisions, determinations, and interpretations with respect to the Plan are final and binding. The Plan allows for adjustments to eliminate the effects of changes for restructuring, extraordinary items, discontinued operations, other non-recurring changes and the cumulative effects of accounting changes, each as defined by GAAP, any action by a regulatory agency or other extraordinary or non-recurring items that occur during a performance period, in each case, to preserve the economic intent of any performance award.

Eligibility

     Executives and other employees as selected by the Committee are eligible to participate in the Plan. Currently, 119 employees participate in the Plan.

Performance Objectives

     Under the Plan, the Committee may grant annual cash incentive awards based on the attainment of specified performance objectives. Performance objectives are the levels of performance required to be attained with respect to specified performance goals. Performance goals may be expressed in terms of any of the following business criteria: revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); dividend growth; funds from operations; funds from operations per share; operating income (loss); pre- or after- tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; return on equity; return on assets; return on capital; share price performance; total shareholder return; economic value added; economic profit; credit ratings or credit worthiness; improvements in the Company’s attainment of expense levels; objective, third party measures of customer satisfaction; measures of operating stability and reliability; operating goals related to customer satisfaction improvement; safety; implementation or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, progress relating to research and development, or other performance-based criteria as determined by the Committee. For any performance award that is intended to be

“qualified performance-based compensation” under Section 162(m) of the Code, the term “performance goal” shall only include those goals that are “objective performance goals” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, and any such award shall only be paid solely on account of attainment of one or more such objective performance goals.

     A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Committee will determine the performance goals and objectives by no later than the earlier of the date that is 90 days after the commencement of the performance period or the day prior to the date on which 25% of the performance period has elapsed. The performance period is the fiscal year, or such other shorter period designated by the Committee, during which performance will be measured in order to determine a participant’s entitlement to receive payment of an award. Each award has a maximum amount that may be earned. The Plan provides that the maximum payment to a participant in any year is $2,000,000.

Termination of Employment

     If a participant ceases to be an employee due to death, disability, retirement or termination without cause, the participant shall be eligible to receive an award as the Committee shall determine, prorated for the period of time, rounded to the nearest fullest month, that such employee was a participant in the Plan. A participant who during the performance period but before certification of award for such performance period by the Committee, ceases to be an employee due to termination for cause shall forfeit all rights to an award for such performance period.

Recoupment

     The Board intends to adopt a recoupment policy upon further guidance from rulemaking of the Securities and Exchange Commission to ensure the policy complies with all requirements. The Plan includes a provision that awards may be subject to repayment under such policy.

Amendment and Termination

     The Committee may amend, revise, suspend or discontinue the Plan in whole or in part. The Plan has a term of ten years that will expire in January 2016.

Fiscal 2011 Target Awards

     In November 2010, the Committee established performance and target awards under the Plan for 119 participants for fiscal 2011. The actual amounts to be paid under those awards are dependent on the Company’s future performance and are therefore not presently determinable. However, the awards earned by the five named executive officers under the Plan for the last three fiscal years are in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For fiscal 2010, all participants as a group earned $2,060,950 in awards and all executive officers as a group earned $1,356,250.

     The affirmative vote of holders of a majority of the shares entitled to vote that are present at the meeting in person or by proxy will be required to approve this Proposal.

Your Board of Directors Recommends a Vote “FOR”
Re-Approval of The Laclede Group Annual Incentive Plan

PROPOSAL 3

RE-APPROVAL OF
THE LACLEDE GROUP 2006 EQUITY INCENTIVE PLAN
AS AMENDED

Background

     Shareholders approved The Laclede Group 2006 Equity Incentive Plan (“Equity Plan”) at the annual meeting of shareholders in January 2006. The Equity Plan also requires shareholder approval this year to retain deductibility under Section 162(m) of the Code for benefits paid under the Equity Plan. In addition, the Board has approved amendments to the Plan that include:
  clarifying that the Equity Plan’s prohibition on repricing includes prohibiting the surrender of an award under the Equity Plan in exchange for cash or another award;

  consistent with our current practice in our award agreements, prohibiting the payment of dividends or dividend equivalents on awards that vest based on performance goals before the underlying awards vest;

  consistent with our current practice in our award agreements, requiring a termination event after a change in control to accelerate vesting on nonvested awards;

  eliminating the restriction on the number of shares that may be issued in the form of performance awards, restricted stock and restricted stock units;

  providing that shares surrendered or withheld for payment of taxes or exercise of an award will again become available for issuance under the Equity Plan; and

  providing that awards under the Equity Plan may be subject to recoupment.
     As of September 30, 2010, out of a total of 1,250,000 shares reserved for issuance under the Equity Plan, 751,050 remained available for grant; and out of a total of 500,000 shares reserved for issuance under the Equity Plan in the form of performance awards, restricted stock and restricted stock units, 95,800 remained available for grant. By eliminating the restriction on the number of shares that may be issued in the form of performance awards, restricted stock and restricted stock units, we believe we will have a sufficient number of shares available for the remaining five years of the Equity Plan. As of September 30, 2010, the following types of grants have been made and are outstanding:

     74,750 nonqualified stock options; and
       345,950 performance awards, restricted stock and restricted stock units.

     Immediately following the fiscal year 2011 annual grants on December 1, 2010, out of the total of the 1,250,000 shares reserved for issuance, 655,275 will remain available for grant; and out of a total of the 500,000 shares reserved for issuance in the form of performance awards, restricted stock and restricted stock units, 25 will remain available for grant. If the Equity Plan, as proposed to be amended, is re-approved; performance awards, restricted stock and restricted stock units will no longer be subject to the 500,000 share limit but remain subject to the overall limit on all awards under the Equity Plan.

Purpose

     The purpose of the Equity Plan is to encourage officers and employees of the Company and its subsidiaries to contribute to the Company’s success and to align their interests with shareholders. The Equity Plan, a full copy of which is included as Appendix 2 to this proxy statement, will expire in 2016, and is being submitted to shareholders for approval this year to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code.

     Some of the key provisions of the Equity Plan are:
  The Committee, which is comprised wholly of independent directors, is the plan administrator.

  The Equity Plan provides for restricted stock, restricted stock units, qualified and non-qualified stock options, stock appreciation rights and performance shares payable in stock or cash or a combination or both.

  The maximum number of shares reserved for issuance under the Equity Plan is 1,250,000.

  The minimum vesting period is three years for each type of award.

  The maximum number of shares available for issuance under the Equity Plan may only be replenished with those shares relative to awards that have expired, been forfeited or been canceled or shares withheld for taxes or exercise of an award.

  The Equity Plan does not allow repricing without shareholder approval nor awards at discounts from fair market value.
Shares and Plan Benefits

     If shareholders approve the Equity Plan as amended, a total of 655,275 shares will be available for future grants. Since approval of the Equity Plan in 2006, equity grants have predominantly been in the form of performance awards – more specifically performance contingent restricted stock and performance contingent restricted stock units. These types of awards closely align the compensation of the executive officers with shareholder interests as vesting is contingent on meeting or exceeding certain performance metrics. Further, these awards also provide that even if the performance metrics are achieved, the amounts earned are subject to reduction if our total shareholder return is below the median of our peers, as identified in our Compensation Discussion and Analysis below in this proxy statement.

     While future awards under the Equity Plan are not presently determinable, the grants made to the five named executive officers during the most recent fiscal year are set forth in the Grants of Plan-Based Awards Table. In the last fiscal year, the following awards were made and are outstanding under the Equity Plan:

	All participants	All executive officers
Nonqualified stock options	-	-
Time vested restricted stock	28,400	17,250
Performance awards	94,050	94,050
Restricted stock units	-	-

Eligibility

     Officers and employees of the Company and its subsidiaries, as determined by the Committee, are eligible to be selected for awards under the Equity Plan. Currently 76 participants are in the Equity Plan.

Administration

     The Committee is the administrator of the Equity Plan. The Committee selects the participants and determines the types, terms and conditions of awards. It also has the authority to interpret the Equity Plan, establish, amend, and rescind any rules and regulations relating to the plan and make all other determinations necessary or advisable for the administration of the Equity Plan.

Term of Equity Plan

     The Equity Plan expires in 2016, but awards outstanding at that time continue in accordance with their terms and will not be affected by the expiration or termination of the Equity Plan.

Stock Options

     The Committee may award stock options under the Equity Plan and determine the individuals to whom options will be granted, the number of shares to be covered by each option, the term of each option, the times at which each option may be exercised and whether an option is an incentive stock option. No option may be granted with an exercise price less than the fair market value of a share of stock on the grant date. Options may not be repriced or exchanged for cash or for replacement options with a lower exercise price without shareholder approval. The terms of each option will be set forth in the individual option agreement. Options will vest in equal annual installments over a period of not less than three years. No option may be exercisable after the expiration of ten years from the date the option is granted; however, incentive stock options granted to an employee who owns more than 10% of the total combined voting power of all classes of shares of the Company may not have a term of over five years from the grant date.

Restricted Stock

     The Committee may award restricted stock in such amounts, subject to such restrictions, and on such terms as it may determine. Restricted stock is subject to restrictions on transferability during the period the stock is subject to restrictions. The restricted period may be defined in terms of the passage of time or in any other manner the Committee deems appropriate, including based on the achievement of performance goals. While restricted stock may not vest earlier than three years from the grant date, after that three-year period, the Committee may alter or waive any term or condition that is not mandatory under the Equity Plan. Holders of restricted stock awards that do not have performance goals for vesting will have dividend and voting rights relative to such shares. The Committee may also award restricted stock units having a value equal to an identical number of shares of stock. Payment of restricted stock units may be made in stock, cash or a combination based upon the fair market value of the stock on the day the restricted period expires, as determined by the Committee.

Stock Appreciation Rights (SARs)

     The Committee may award SARs either alone or with underlying stock options. If granted in connection with an option, the SAR will cover the same number of shares of stock as are covered by the option (or such lesser number of shares as the Committee may determine) and will be subject to the same terms and conditions as the related option. SARs will vest in equal annual installments over a period of not less than three years. The Committee may limit in any manner the amount payable with respect to any SAR. SARs entitle the holder upon exercise to receive an amount equal to the excess of the fair market value of the shares covered by the SAR over the exercise price, payable in the form of cash, shares or combination, as determined by the Committee.

Performance Awards

     Performance awards may be granted in the form of actual shares of stock or stock units having a value equal to an identical number of shares of stock. The Committee shall determine whether performance shares granted in the form of stock units will be paid in cash, stock, or a combination of cash and stock. The Equity Plan also allows the award of performance-based cash bonuses. For all performance awards, the Committee will determine the applicable performance objectives and performance period.

     The Committee shall establish the performance objectives, which means the level or levels of performance required to be attained with respect to specified performance goals in order that a participant shall become entitled to specified rights in connection with a performance award. The Committee may provide for adjustments to eliminate the effects of changes for restructuring, extraordinary items, discontinued operations, other non-recurring changes and the cumulative effects of accounting changes, each as defined by GAAP, any action by a regulatory agency or other extraordinary or non-recurring items that occur during a performance period, in each case, to preserve the economic intent of any performance award.

     Performance goals means or may be expressed in terms of any of the following business criteria: revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); funds from operations; funds from operations per share; operating income (loss); pre or after tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; return on equity; return on assets; return on capital; share price performance; total shareholder return; economic value added; economic profit; credit ratings; improvements in the Company’s attainment of expense levels; objective third-party measures of customer satisfaction; objective measures of operating stability and reliability; operating goals related to customer satisfaction improvement; implementing or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, progress relating to research and development, or other business criteria as determined by the Committee.

     A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The performance objectives shall be established by the Committee prior to, or reasonably promptly following the inception of, a performance period, but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is 90 days after the commencement of the performance period or the day prior to the date on which 25% of the performance period has elapsed.

     More than one performance objective may be incorporated in a performance goal, in which case achievement with respect to each performance objective may be assessed individually or in combination with each other. The level or levels of performance specified with respect to a performance objective may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance objectives may differ for performance awards granted to any one participant or to different participants. A performance award to a participant who is a covered employee shall (unless the Committee determines otherwise) provide that in the event of the participant’s termination of continuous service prior to the end of the performance period for any reason, such performance award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Committee shall determine. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to a performance award to a covered employee, despite achievements of specified performance objectives; but no such adjustment may be made that would adversely impact a participant following a change of control. The Committee may include or exclude specified items of an unusual or non-recurring nature.

     Following the completion of each performance period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of the performance award have been achieved or met. Unless the Committee determines otherwise, performance awards shall not be settled until the Committee has made the certification specified in the Equity Plan.

     The maximum number of shares of stock that may be subject to a performance award granted to a covered employee in a performance award is 50,000 shares of stock during a fiscal year (or, to the extent a performance award is paid in cash, rather than stock, the maximum dollar amount of the award is the equivalent cash value, based on the fair market value of the stock on the last day of the performance period). If a performance award is a cash bonus, the maximum of cash bonuses payable in any one fiscal year to a participant is $2,000,000.

Acceleration and Adjustments

     Upon the effective date of a change of control if:
  outstanding Awards are not terminated; and

  the Awards are assumed or substituted for by the successor company or, if the Company is the ultimate parent corporation, are continued; and

  a Participant’s employment with such successor company (or the Company) or a subsidiary terminates within 24 months following such change in control (or such other period set forth in the Award agreement, including prior thereto if applicable) and under the circumstances specified in the Award agreement then all outstanding Options and Stock Appreciation Rights immediately become vested and exercisable to the full extent of the original grant and all restrictions or performance conditions, if any, on any other Awards automatically lapse. If on the effective date the outstanding Awards are not terminated and are not assumed, substituted, or continued as described above; then all Options and Stock Appreciation Rights, granted immediately become vested and exercisable to the full extent of the original grant and all restrictions or performance conditions, if any, on any other Awards automatically lapse. The Committee may include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

     A change in control is defined in the Equity Plan as (i) the acquisition of 20% or more of the Company’s common stock or voting power excluding certain acquisitions by or from the Company and its affiliates, (ii) a change in the composition of a majority of the Company’s Board of Directors without the approval of the incumbent directors as defined in the Equity Plan, (iii) consummation of a reorganization, merger or consolidation, unless the Company’s shareholders possess more than 50% of the surviving entity’s then outstanding common stock or the surviving entity’s combined voting power entitled to vote generally in the election of directors, (iv) liquidation or dissolution of the Company, or (v) the sale of all or substantially all of the Company’s assets.

     Upon the occurrence of certain events that the Committee determines affects the stock such that an adjustment is determined to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made with respect to an award, the Committee may adjust: (i) the number and kind of shares of stock (or other securities or property) with respect to which awards may be granted or awarded; (ii) the number and kind of shares of stock subject to outstanding awards; and (iii) the grant or exercise price with respect to any award. Any adjustment made to an incentive stock option shall be made in accordance with Section 424(a) of the Code. Alternatively, if following such an event the outstanding awards will not be assumed or otherwise continued following the event, the Committee may terminate any outstanding award without a participant’s consent and (a) provide for either (i) the purchase of any award for an amount of cash equal to the amount that could have been attained upon the exercise of the award or realization of the participant’s rights had the award been currently exercisable or payable or fully vested or (ii) the replacement of such award with other rights or property selected by the Committee in its sole discretion and/or (b) provide that the award shall be exercisable (whether or not vested) as to all shares for at least ten (10) days prior to the event.

     The Committee may also determine to accelerate the vesting or exercisability of an award due to the death, disability, retirement, or other termination of employment or service other than termination for cause. Cause is defined in the Equity Plan as (i) willful and continued failure by the participant to perform substantially the duties of employment assigned by the Company (other than any failure due to physical or mental illness) after a demand for substantial performance delivered by the Company that specifically identifies the manner in which it is believed that the participant has not substantially performed such duties, or (ii) willful engagement by the participant in misconduct that is materially injurious to the Company or any of its subsidiaries.

Recoupment

     As previously noted, the Company intends to adopt a recoupment policy once guidance through rulemaking is issued by the Securities and Exchange Commission. The Plan includes a provision that awards may be subject to such a policy.

Federal Income Tax Considerations

     The following is a summary of the material federal tax consequences of receiving options under the Equity Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information and is not tax advice.

Incentive Stock Options

     Recipients of incentive stock options generally do not recognize taxable income, and the Company is not entitled to a deduction, on the grant or exercise of incentive stock options. If a recipient holds the shares acquired for at least one year from the exercise date and does not dispose of the shares for at least two years from the grant date, the recipient’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the recipient’s basis in the shares acquired. The Company will not be entitled to a deduction. If a recipient disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the recipient’s basis in the shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition. A recipient does recognize income for alternative minimum tax (“AMT”) purposes upon the exercise of incentive stock options in an amount equal to the excess of the fair market value of the shares acquired over the exercise price of the stock options; that amount is also included in the recipient’s AMT basis in the shares acquired. Upon disposition of the stock acquired that satisfies the required minimum holding period requirement, AMT gain or loss is equal to the excess of the amount realized less the recipient’s AMT basis. Income from a disqualifying disposition generally is not income for AMT purposes.

Nonqualified Stock Options

     A recipient generally does not recognize taxable income on the grant of nonqualified stock options, but does recognize ordinary income on the exercise date. The amount of income is the amount by which the fair market value of the shares received on the date of exercise exceeds the option price. The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of the nonqualified stock options.

Section 162(m)

     Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain executives. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that awards of stock options, SARs and certain other performance-based compensation awards under the Equity Plan will qualify for the performance-based limits.

Section 280G of the Code

     Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and our Company may be denied a federal income tax deduction. To the extent there is an “excess parachute payment,” the Company will not provide a gross-up payment to the participant. Instead, due to provisions in the management continuity protection plan, the payment under the Equity Plan will be reduced to the amount necessary to avoid triggering such an adverse tax consequence.

     The affirmative vote of holders of a majority of the shares entitled to vote that are present in person or by proxy will be required to approve this Proposal.

Your Board of Directors Recommends a Vote “FOR”
Re-Approval of
The Laclede Group
2006 Equity Incentive Plan
As Amended

PROPOSAL 4

ADVISORY APPROVAL OF
COMPENSATION OF EXECUTIVES

     In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), this year we are also requesting your approval of the Company’s compensation of executives as disclosed in this proxy statement. Although the vote on this proposal is advisory and nonbinding, the Compensation Committee and Board will review the results of the vote and consider the collective views of our shareholders in future determinations concerning our executive compensation program. The Company has not previously requested approval of the Company’s compensation of executives.

     You have the opportunity to vote for, against or abstain from voting on the following resolution relative to compensation of executives:

     Resolved, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis and accompanying compensation tables and related material disclosed in this proxy statement).

     As noted in the Compensation Discussion and Analysis, the Company’s philosophy is to pay for performance by making compensation decisions based on what promotes our corporate strategy, creates shareholder value and remains equitable for the Company, its employees and its shareholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in more detail our compensation policies and procedures.

     The Company believes that its compensation practices are generally conservative, reflecting pay for performance. The Company seeks to balance short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for its shareholders over the long-term. It also promotes a compensation program designed to attract, motivate and retain key executives.

     The Company’s commitment to pay for performance is evident when comparing basic net economic earnings per share, which is the principal metric used in awards under our Annual Incentive Plan (AIP) and described in further detail in the Compensation Discussion and Analysis, to the payments made to each named executive officer under the AIP for performance in 2010. This is shown in the graph on page 27 of this proxy statement. The AIP is described further on page 6.

     Pay for performance is also emphasized by placing a majority of the executive’s target total direct compensation at risk. Further, the larger piece of incentive compensation, which is represented by the equity incentive award, focuses on long-term performance. This is demonstrated in the graph on page 27 of this proxy statement. Additional details on long-term incentives can be found on page 33.

     The Committee continually reviews its practices in executive compensation. Since the last annual meeting, it approved the following program revisions:
  Adopted a Management Continuity Protection Plan for those first becoming officers on and after January 1, 2011 to require either termination of the participant by the Company without cause or the participant’s termination of his or her employment with the Company for good reason after a change in control for benefits to be payable.
  Further, the period of time in which such benefits may be triggered was reduced from as long as 54 months to 24 months for all new participants.
  Increased stock ownership guidelines for executives and non-employee directors and added a retention requirement for all executives on their stock awards until their stock ownership requirements are met. The changes in stock ownership requirements are as follows:
  Directors – increased from 2x annual board retainer to 3x.

  CEO – increased from 2x base salary to 4x.

  Executive and Senior Vice Presidents – increased from 1x base salary to 2x.

  Vice Presidents and Assistant Vice Presidents – 1x base salary.
  Beginning with the performance stock awards made in November 2009, dividends are no longer paid on nonvested awards. Rather, dividend equivalents accrue during the performance period and will only be paid to the participant if the performance stock awards vest and then only in proportion to the amount of shares earned, up to the target number of shares.

  The Incentive plans submitted for approval in this proxy statement include language relative to potential recoupment requirements.

  Consistent with our current practice in our award agreements, the equity incentive plan as proposed to be amended requires a termination event following a change in control to accelerate nonvested equity awards.
The Company believes that its conservative approach to executive compensation is also reflected by the following provisions/features:
  Limits set on incentive compensation, which cap all potential incentive awards at 150% of target;

  The Company does not enter into employment agreements or provide excise tax gross-up protections; and

  The supplemental pension plans are traditional plans that cover the compensation not included in the qualified pension plan due solely to tax limitations, and do not otherwise factor in additional compensation or additional years of service.
Further, the Company intends to adopt a recoupment policy after final guidance from the Securities and Exchange Commission so as to assure that the policy meets the requirements of the Dodd-Frank Act.

Your Board of Directors Recommends a Vote “FOR”
The Resolution Providing Advisory Approval of the Company’s
Compensation of Executives

PROPOSAL 5

ADVISORY VOTE ON THE INTERVAL
AT WHICH WE WILL SEEK SHAREHOLDER ADVISORY
APPROVAL OF THE COMPENSATION OF EXECUTIVES

     In addition to requesting the shareholder advisory approval of the executive compensation program, the Dodd-Frank Act also requires that once every six years we seek shareholder approval of how often the Company will seek advisory approval of executive compensation. The Dodd-Frank Act requires that we present every one, two or three years, or abstain as alternatives for shareholders.

     In determining the interval to recommend to shareholders, the Company considered that the ultimate goal of corporate performance is to increase long-term shareholder value. This is reflected by the fact that over 50% of the total direct compensation to each of the named executive officers is at risk and tied to incentive performance. Further, at this meeting we are also seeking shareholder approval of our key incentive compensation plans representing a large portion of executive compensation. Finally, the elements of executive compensation do not typically change in a significant manner from year to year. As a result, the Board determined to recommend to shareholders an advisory vote on executive compensation every three years, a “triennial” vote.

     Although the vote on this Proposal is advisory and non-binding, the Board will carefully consider the voting results. If none of the alternatives receives a majority vote, the alternative that receives the most votes will be deemed approved by the shareholders.

Your Board of Directors Recommends a Vote of
Every Three Years for the Interval at Which We Will Present to
Shareholders an Advisory Vote on Compensation of Executives

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

     The Board of Directors, upon recommendation of its Audit Committee, recommends that you ratify the appointment of Deloitte & Touche LLP, independent registered public accountant, to audit the books, records and accounts of The Laclede Group and its subsidiaries for the fiscal year ending September 30, 2011. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Your Board of Directors Recommends a Vote “FOR” The Ratification of
The Appointment of Deloitte & Touche LLP as
Independent Registered Public Accountant.

BENEFICIAL OWNERSHIP OF LACLEDE GROUP COMMON STOCK

     The table below shows as of November 1, 2010 the number of shares of our common stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each current director and director nominee, (iii) each named executive officer listed in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group.

Amount and Nature of Ownership

	Shares
Name	Beneficially Owned (1)		Percent of Class
M. C. Darrell	31,405	(2)	*
A. W. Donald	8,000	(3)	*
E. L. Glotzbach	10,380	(3)	*
A. V. Leness	10,600	(3)	*
W. S. Maritz	8,950	(3)	*
W. E. Nasser	9,750		*
K. J. Neises	15,749	(2)	*
B. D. Newberry	5,600	(3)	*
M. R. Spotanski	46,454	(2)	*
J. P. Stupp, Jr.	1,162,200	(3)(4)	5%
M. A. Van Lokeren	14,578		*
M. D. Waltermire	46,940	(2)	*
D. H. Yaeger	210,687	(2)	1%
BlackRock, Inc.	1,960,806	(5)	9%
Stupp Bros., Inc.	1,155,000	(4)	5%
All nominees, directors and executive officers as a group (22)	1,726,129		8%
____________________

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to all of the shares listed.

(2)	Includes options exercisable currently and within 60 days for the following number of shares under the Equity Incentive Plan: M. C. Darrell – 0; K. J. Neises – 5,750; M. R. Spotanski – 12,000; M. D. Waltermire – 14,000; D. H. Yaeger – 90,000. Includes restricted non-vested shares granted under the 2006 Equity Incentive Plan, as to which a recipient has sole voting power and no current investment power as follows: M. C. Darrell – 26,000; K. J. Neises – 9,999; M. R. Spotanski – 26,000; M. D. Waltermire – 26,000; and D. H. Yaeger – 88,000.

(3)	Includes restricted, non-vested shares granted under the Restricted Stock Plan for Non-Employee Directors, as to which each recipient has sole voting power and no current investment power, as follows: A. W. Donald – 8,000; E. L. Glotzbach – 7,200; W. S. Maritz – 8,950; B. D. Newberry – 5,600; and J. P. Stupp, Jr. – 7,200.

(4)	Stupp Bros., Inc. owns 1,155,000 shares. Mr. Stupp is a director and executive officer of Stupp Bros., Inc. and has an interest in a voting trust that controls 100% of the stock of Stupp Bros., Inc., which is located at 3800 Weber Road, St. Louis, MO 63125. These shares are pledged as collateral to secure credit facilities for Stupp Bros., Inc. and are currently held by Bank of America.

(5)	Information provided as of December 31, 2009 in Schedule 13G filed by BlackRock,Inc., whose address is 40 East 52nd Street, New York, NY 10022. The subsidiaries included in the report were as follows:

BlackRock Asset Management Japan Limited
BlackRock Advisors (UK) Limited
BlackRock Institutional Trust Company, N.A.
BlackRock Fund Advisors
BlackRock Asset Management Australia Limited
BlackRock Investment Management, LLC
BlackRock International Ltd.

The report indicated that no one of these entities owns 5% or greater of the Company’s outstanding shares.

*	Less than one percent.

Stock Ownership Guidelines and Holding Requirements for Non-Employee Directors and Executive Officers

     To provide a direct link between director, executive and shareholder interests, the Company adopted stock ownership guidelines in 2005. Under these guidelines, non-employee directors are expected to own shares with a market value equal to two times the annual retainer, the CEO is expected to own shares with a value equal to two times his base salary, and the other named executive officers are expected to own shares with a value equal to one times their base salary, as determined when the officer first becomes subject to the guidelines, within five years of entrance into a covered position. All of the current executives and directors meet the stock ownership guidelines.

     Earlier this year, we adopted a new stock ownership policy, which is described in further detail on page 28 of this proxy statement. Directors and executives must retain 90% of the net shares awarded to them under Company plans until they meet the new stock ownership requirements. All executive officers are currently in compliance with the new stock ownership policy.

Corporate Governance

Board and Committee Structure

     Our Board consists of nine directors, eight of whom are independent. Under our Corporate Governance Guidelines, the Chair may also be an officer or may be an independent member of the Board, at the discretion of the Board. The Board believes it should be free to use its business judgment to determine what it believes is best for the Company in light of all the circumstances. The Board has selected Mr. Yaeger, the Chief Executive Officer and President, to serve as Chairman. The Board has determined that he is appropriate to serve as chairman based on his years of experience with the Company and in the industry and his effective leadership. If the Chair is not an independent director, the independent members of the Board select a lead director who is independent. Currently, Mr. Nasser serves in that role. In that function, he leads the executive sessions of the Board and facilitates the activities and the flow of information and communication among the directors, acts as liaison between non-management directors and Chief Executive Officer, and performs such other duties as assigned by the Board.

     During the 2010 fiscal year, there were seven meetings of our Board of Directors. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable Committee meetings, and all directors attended the last annual meeting of shareholders.

     The standing committees of the Board of Directors include the Audit, Compensation, Corporate Governance, Investment Review and Capital Funds Committees.

Audit Committee

     The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of the financial statements, financial reporting process, and systems of internal controls. The Audit Committee also assists the Board in monitoring the independence and performance of the independent registered public accountant, the internal audit department and the operation of ethics programs. At fiscal year end, the Committee members were Mr. Glotzbach as Committee chair and directors Leness, Stupp, and Van Lokeren. All Committee members were determined by the Board to be independent and financially literate in accordance with The New York Stock Exchange requirements. Mr. Glotzbach has been determined to be the audit committee financial expert for the Audit Committee and further, directors Leness, Stupp, and VanLokeren meet the audit committee financial expert requirements. The Committee met five times in fiscal year 2010.

Compensation Committee

     The Compensation Committee assists the Board in the discharge of its responsibility relative to the compensation of the Company’s executives, reviews and makes recommendations to the Board relative to the Company’s incentive compensation and equity-based plans, makes recommendations to the Board regarding director compensation and reviews management’s risk assessment of the Company’s compensation practices and programs. At fiscal year end, the Committee members, all of whom were determined to be independent, were directors Donald (chair), Glotzbach, Nasser, Newberry, and Stupp. The Committee met four times in fiscal year 2010. There are no Compensation Committee interlocks. The Committee’s retention of a compensation consultant is discussed later in the Compensation Discussion and Analysis.

Corporate Governance Committee

     The Corporate Governance Committee considers and makes recommendations to the Board relative to corporate governance and its Corporate Governance Guidelines, assists the Board in identifying individuals qualified to become Board members, assists the Board in the oversight of succession planning for executive officers and approves any related party transactions. The Committee also recommends committee appointments to the full Board. At fiscal year end, the Committee members, all of whom were determined to be independent, were directors Nasser (chair), Donald, Maritz, Newberry, Stupp, and Van Lokeren. The Committee met two times in fiscal year 2010.

Capital Funds Committee

     The Capital Funds Committee oversees the Company’s significant multi-year contributions to charitable and civic organizations. It also establishes certain criteria for the corporate giving program. At fiscal year end, the Committee members were directors Maritz (chair), Van Lokeren, and Yaeger. The Committee met once in fiscal year 2010.

Investment Review Committee

     The Investment Review Committee oversees the investments of the defined benefit qualified pension plans. At fiscal year end, the Committee members were directors Leness (chair), Glotzbach, Nasser, Newberry, and Yaeger. The Committee met four times in fiscal year 2010.

Risk Oversight

     Management is responsible for assessing and managing risk exposures on a day-to-day basis, and the Board is responsible for overseeing the Company’s risk management. While the Company has a combined Chairman of the Board and CEO, there is a lead independent director and significant roles for other independent directors who serve as chairs of our Board committees. In its oversight role, the Board and its Committees ensure that the Company promotes a risk-aware culture and decision-making process. Several of the Board’s Committees assist the Board in its risk oversight: the Audit Committee oversees the financial reporting and related risks, the Investment Review Committee oversees the pension plan funding risks, and the Compensation Committee oversees the compensation risks.

     At the management level, the Company has a risk management committee that meets at least quarterly. This committee, with assistance from the Company’s Director of Enterprise Risk Management, oversees the implementation of the enterprise risk management process and assists in identifying, prioritizing and monitoring risks. Because of the use of commodity-based derivatives by two of the Company’s subsidiaries, there are also smaller risk committees who focus on those entities’ risks and exposures in the commodity-based derivatives markets.

Compensation Risk Assessment

     During the past year, management conducted a risk assessment of its overall compensation program. This risk assessment included consideration of the mix and amount of compensation:
  In cash and equity,

  With short-term and long-term performance goals,

  With individual, business unit and corporate performance objectives, and

  Dependent on financial and non-financial performance measurement.
The assessment also considered the risk mitigation impact of stock ownership guidelines and retention requirements, the use of multiple types of metrics, the caps set on incentive compensation, the role of the Compensation Committee and its independent consultant as well as the use of the Internal Audit department to assess documentation of performance on the incentive-based metrics. Management determined and the Committee agreed that the risks relative to the Company’s compensation policies and practices would not result in a material adverse effect on the Company.

Director Independence

     The Board of Directors believes that a majority of the directors should be independent and determined that the following members were independent: Donald, Glotzbach, Leness, Maritz, Nasser, Newberry, Stupp, and Van Lokeren. Mr. Yaeger, the Chairman, President and Chief Executive Officer, is the only non-independent member of the Board. In determining the independence of directors, the Board found that none of the directors, other than Mr. Yaeger, has any material relationship with the Company other than as a director. In making these determinations, the Board considers all facts and circumstances as well as certain prescribed standards of independence, which are included with our Corporate Governance Guidelines in the Investor Services portion of our website (www.thelacledegroup.com). The director independence standards adopted by the Board largely reflect the New York Stock Exchange standards; except the standards provide that the Board does not consider material Laclede Gas Company’s provision of natural gas service to any director or immediate family member of the director or director-related company pursuant to Laclede Gas Company’s tariffed rates.

     The independent members of the Board meet in executive session at least quarterly, which sessions are led by Mr. Nasser, the current Lead Director. Each quarter, the Lead Director solicits from other Board members topics for discussion in those sessions. Topics include, from time to time, the performance of the Chief Executive Officer, executive succession planning, executive compensation matters, and the Company’s strategy.

     All of the members of the Audit, Compensation and Corporate Governance Committees are independent under our director independence standards as well as under the standards of the New York Stock Exchange.

Corporate Governance Documents

     Our key corporate governance documents include:
  Corporate Governance Guidelines, including Director Independence Standards;

  Charters of each of the Audit, Compensation, and Corporate Governance Committees;

  Code of Business Conduct;

  Financial Code of Ethics;

  Related Party Transaction Policy and Procedures; and

  Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services.

     All of these documents, other than the Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services, are available on our website at www.thelacledegroup.com in the Investor Services section and a copy of any of these documents will be sent to any shareholder upon request.

Corporate Governance Guidelines

     The Board generally conducts itself in accordance with its Corporate Governance Guidelines. The Guidelines, among other matters, provide:
  the independent directors may elect a Lead Director,

  each independent director must notify the Corporate Governance Committee Chair and the Chairman of the Board as soon as practicable of any event, situation or condition that may affect the Board’s evaluation of his or her independence, independent directors will not be paid for consulting, the Company will not retain their firms for consulting or services without approval of the full Board nor will any personal loans or extensions of credit be made by the Company to any director other than on the same terms as loans or credit are available to customers generally, a director who materially changes his or her job responsibilities must submit a written offer to resign from the Board, which will then take into account the circumstances at that point in time and take such appropriate action as it deems necessary, directors should limit their service to a total of five boards of publicly traded companies (including our Company), or three (including our Company) in the case of the Company’s CEO,

  a director shall retire from the Board at the annual meeting after reaching age 75,

  directors are responsible for attending Board and Committee meetings as well as the annual meeting of shareholders and expected to attend at a minimum 75% of such meetings,

  the Board and its Committees conduct annual assessments of their performance as well as assessments of the performance of each individual director,

  directors have complete access to management,

  the Board has the ability to retain consultants, experts, and advisors as it deems necessary, at Company expense, and encouragement to attend educational programs.
Related Party Transaction Policy and Procedures

     We have adopted the Related Party Transaction Policy and Procedures under which our Corporate Governance Committee generally pre-approves transactions involving more than $100,000 with our directors, executive officers, 5% or greater shareholders, and their immediate family members. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve the transaction and will approve only those transactions that it determines to be in the best interests of the Company. If the Company becomes aware of an existing transaction with a related party that has not been approved under the policy, the matter will be referred to the Committee. The Committee will evaluate all options available including ratification, revision or termination of such transaction. The policy includes certain transactions that are deemed pre-approved because they do not pose a significant risk of a conflict of interest. Such pre-approved transactions include the provision of natural gas service to any of the related parties by our utility subsidiary in accordance with its tariffed rates, transactions entered into pursuant to the competitive bid process, and those transactions at such a level as not to be material to the Company or the related party. There were no related party transactions in fiscal year 2010 requiring Committee action.

Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services

     Consistent with Securities and Exchange Commission requirements regarding accountant independence, the Audit Committee recognizes the importance of maintaining the independence, in fact and appearance, of our independent registered public accountant. To this end, the Audit Committee adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant. Under the policy, the Committee or its designated member must pre-approve services prior to commencement of the specified service, provided that all fees relative to compliance with Section 404 of the Sarbanes-Oxley Act may only be pre-approved by the Committee. Any pre-approvals by the designated member between meetings will be reported to the Audit Committee at its next meeting. The requests for pre-approval are submitted to the Audit Committee or its designated member, as applicable, by both the independent accountant and the Company’s Chief Financial Officer with a joint statement as to whether in their view the request is consistent with the Securities and Exchange Commission’s rules on accountant independence. At each Committee meeting, the Audit Committee reviews a report summarizing the services, including fees, provided by the independent accountant; a listing of pre-approved services provided since its last meeting; and a current projection presented similar to that included in this proxy statement, of the estimated annual fees to be paid to the independent accountant.

Shareholder Nominee Recommendations and Nominee Qualifications

     Shareholders who wish to recommend nominees to the Corporate Governance Committee should make their submission to the Committee by the September 30 preceding the annual meeting by submitting it to Corporate Governance Committee Chair, c/o The Laclede Group, 720 Olive Street, Room 1517, St. Louis, MO 63101. Candidates properly recommended by shareholders will be evaluated by the Committee using the same criteria as applied to other candidates. While there is no set of specific criteria or policy on diversity for nominees, the Corporate Governance Committee generally will consider the appropriate skills and characteristics needed in light of the current make-up of the Board, including an assessment of the experience, age, skills and characteristics represented on the Board. Generally, the Committee looks for persons who evidence personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; and expertise that is useful to the Company and complementary to the background and experience of other Board members. The Company does not typically hire or pay a third party to assist in this process.

Correspondence with the Board

     Those who desire to communicate with the independent directors should send correspondence addressed to the Lead Director, c/o The Laclede Group, 720 Olive Street, Room 1517, St. Louis, MO 63101. All appropriate correspondence is forwarded directly to the Lead Director. The Company does not, however, forward spam, sales, marketing or mass mailing materials; product or service complaints or inquiries; new product or service suggestions; resumes and other forms of job inquiries; or surveys. However, any filtered information is available to any director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in The Laclede Group shares with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and information, in fiscal year 2010 our directors and executive officers met all applicable Securities and Exchange Commission reporting requirements, except Mr. Glotzbach filed an amendment to his Form 4 originally filed in January 2010 to include shares acquired through the dividend reinvestment feature of the Dividend Reinvestment Plan, which are exempt purchases.

Audit Committee Report

     The primary function of the Audit Committee is oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies; for establishing internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations; and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm (the “firm”) is responsible for planning and performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee is comprised solely of independent directors, as defined under listing standards of the New York Stock Exchange, and operates under a written charter adopted by the Board of Directors. It is responsible for overseeing the conduct of these activities by Company management and the firm.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2010 with management and the firm, Deloitte & Touche LLP. The Committee has also discussed with the firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

     Deloitte & Touche LLP has provided the Committee with the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K for the year ended September 30, 2010.

Audit Committee
Edward L. Glotzbach, Chairperson
Anthony V. Leness
John P. Stupp, Jr.
MaryAnn Van Lokeren

Fees of Independent Registered Public Accountant

     The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2010 and 2009 and fees billed for other services during those periods by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2010	2009
Audit fees	$609,565	$565,000
Audit related fees (1)	47,707	60,693
Tax fees (2)	25,900	157,600
All other fees (3)	2,000	-
Total	$685,172	$783,293

____________________

(1)	Audit related fees consisted of comfort letters, consents for registration statements and work paper reviews.

(2)	Tax fees consisted primarily of assistance with tax planning, compliance and reporting.

(3)	All other fees in fiscal year 2010 consisted of an annual subscription for the accounting technical library.

     The Audit Committee pre-approved all of the fees disclosed for fiscal years 2009 and 2010. The policy regarding the approval of independent registered public accountant provision of audit and non-audit services is described earlier in this proxy statement.

Directors’ Compensation

     The Compensation Committee periodically reviews director compensation relative to data provided by the Committee’s independent consultant, Frederic W. Cook & Co., Inc. (the “Consultant”), of the Company’s comparator group and publicly traded companies based in St. Louis, Missouri. The basic retainers and fees payable are set forth below. No retainers or fees are paid to directors who are executives or employees of the Company and its subsidiaries.

Board and Committee Fees and Retainers
Annual Board Retainer	$55,000
Lead Director Annual Retainer	12,000
Audit Committee Chair Annual Retainer	10,000
Compensation Committee Chair Annual Retainer	10,000
Other Committee Chair Annual Retainer	6,000
Board Meeting Fee for Personal Attendance	2,000
Board Meeting Fee for Teleconference Attendance	1,000
Committee Meeting Fee for Personal Attendance	1,000
Committee Meeting Fee for Teleconference Attendance	500

     The table below discloses the compensation paid or earned by all those who served as Company directors in fiscal year 2010. Not included in the table is the retirement plan for non-employee directors in which participation and benefits have been frozen since November 1, 2002. Under that plan, a non-employee director who had at least five years of service as a director as of November 1, 2002, qualified for an annual payment after retirement in an amount equal to the Board retainer at November 1, 2002, ($18,000) with such payments being made for the longer of 10 years or life. The only current directors eligible for benefits under the plan are Nasser and Van Lokeren.

			Nonqualified
			Deferred
	Fees Earned or	Stock	Compensation
Name	Paid in Cash	Awards (1)	Earnings (2)	Total
Donald	$76,333	$51,712	$1,222	$129,267
Glotzbach	86,333	51,712	14,895	152,940
Leness	77,333	51,712	-	129,045
Maritz	72,333	51,712	12,028	136,073
Nasser	90,333	46,864	47,422	184,619
Newberry	70,333	51,712	1,965	124,010
Stupp, Jr.	71,333	51,712	-	123,045
Van Lokeren	69,333	46,864	38,392	154,589
____________________

(1)	Amounts calculated are the grant date fair value of awards granted during the fiscal year using the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Compensation- Stock Compensation” (FASB ASC Topic 718), except that these amounts are exclusive of the estimate of forfeitures. See Note 4, Stock-Based Compensation, of the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended September 30, 2010 for a discussion regarding the manner in which the fair value of these awards are calculated, including assumptions used.

The table below provides more details relative to the restricted stock awards made under the Restricted Stock Plans for Non-Employee Directors:

		Aggregate No. of
	No. of Shares Awarded	Shares Awarded
Name	in Fiscal Year 2010	at 2010 Fiscal Year End
Donald	1,600	8,000
Glotzbach	1,600	7,200
Leness	1,600	6,600
Maritz	1,600	8,950
Nasser	1,450	8,750
Newberry	1,600	5,600
Stupp, Jr.	1,600	7,200
Van Lokeren	1,450	9,150

(2)	Represents above-market earnings in fiscal year 2010 on deferrals of fees and retainers by participating directors in the Deferred Income Plans.

     The Company’s Restricted Stock Plan for Non-Employee Directors, amended and approved by shareholders in January 2009, provides an initial award of 800 restricted shares to each new non-employee director. Annually thereafter, each non-employee director who is not a participant in the retirement plan for non-employee directors receives an additional grant of 1,600 shares for service rendered during the year preceding the annual meeting, while each non-employee director with frozen benefits under the retirement plan for non-employee directors receives an annual grant of 1,450 shares on the annual meeting date for the prior year’s service. The Plan trustee purchases shares for grants on the open market and holds them in trust for the account of the participants until they are vested. Forfeited shares are held by the trustee and available for future grants. Participants receive cash dividends on the Company’s common stock and may vote the shares awarded even while the shares are restricted, but the restricted shares may not be sold, pledged or otherwise transferred, except in accordance with the terms of the Plan. Directors Leness, Nasser and Van Lokeren are fully vested in their awards under the Plan. The table below shows the vesting schedule for the other directors.

Name	Half of Plan Shares Vest	All of Plan Shares Vest
Donald	----	Annual Meeting January 2015
Glotzbach	On 65th birthday in 2013	Annual Meeting January 2017
Maritz	----	Annual Meeting January 2012
Newberry	On 65th birthday in 2018	Annual Meeting January 2019
Stupp, Jr.	On 65th birthday in 2015	Annual Meeting January 2017

Equity Compensation Plans

     The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2010:

No. of securities
remaining available for
	No. of securities to be	Weighted average	future issuance under
	issued upon exercise of	exercise price of	equity compensation
	outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation	(a)	(b)	(c)
plans approved by
security holders (1)	436,075	$30.75	842,600
Equity compensation
plans not approved by
security holders	-	-	-
Total	436,075	$30.75	842,600
____________________

(1)	Includes the Company’s Equity Incentive Plan and Restricted Stock Plan for Non-Employee Directors. Included in column (a) are 100,100 nonvested restricted stock units issued under the Equity Incentive Plan for which the weighted average exercise price in column (b) does not take into account. Included in column (c) are 91,550 shares remaining available to award under the Restricted Stock Plan for Non-Employee Directors. Shares of the Restricted Stock Plan for Non-Employee Directors are not original issue shares but are purchased by the Plan’s trustee in the open market.

     Information regarding the 2006 Equity Incentive Plan is located earlier in this proxy statement. Additional information on the Equity Plan as well as the Restricted Stock Plan for Non-Employee Directors is set forth in Note 4 of the Notes to Consolidated Financial Statements in the Company’s annual report on Form 10-K for fiscal year 2010.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation Overview & Philosophy

     The Company’s Compensation Committee (the “Committee”) establishes the executive compensation philosophy and assists the Board in the development and oversight of all aspects of executive compensation.

     Our pay for performance compensation philosophy promotes our corporate strategy, creates shareholder value, and remains equitable for the Company, its executives and its shareholders. The Company believes that its compensation practices are generally conservative, reflecting pay for performance. It seeks to balance short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for its shareholders over the long-term. It also promotes a compensation program designed to attract, motivate and retain key executives.

Fiscal Year 2010 – Executive Summary

     Earnings for fiscal year 2010, although below earnings in 2009, were the third highest in our history. Improved earnings from Laclede Gas Company, our regulated natural gas distribution utility, positively impacted performance in 2010. The utility’s improved performance reflected lower operating costs as well as higher income from a non-regulated propane transaction in the wholesale market and an increase in general rates. Our non-regulated natural gas commodity service provider, Laclede Energy Resources, Inc., experienced lower earnings in 2010 compared to the prior fiscal year primarily due to lower margins on sales, although its sales volumes increased. The Committee believes that the actions taken by the Company’s CEO and named executive officers throughout fiscal year 2010 were instrumental to the Company’s results and positioned the Company for further success.

     As shown in the graph below, the Company’s commitment to pay for performance is evident when comparing basic net economic earnings (NEE) per share to the Annual Incentive Plan (AIP) payments to the named executive officers under the AIP. Net economic earnings per share is the main metric currently used in determining funding under our AIP in 2010 and is shown in the graph based on operations at the time of performance, except 2008 which excludes the sale and operations of SM&P Utility Resources, Inc.

Basic Net Economic EPS Compared to NEOs Annual Incentive Award

     Pay for performance is also emphasized by placing a majority of the executives’ target total direct compensation (TTDC) at risk. TTDC includes the current base salary effective February 1, 2010, the 2010 target AIP opportunity, and the market value (target shares X grant date stock price) of the Equity Incentive Plan awards made during the fiscal year 2010. Further, the largest proportion of incentive pay, which is represented by the equity incentive award, focuses on long-term performance. The graph below shows the mix of fixed and at risk pay. Additional details on long-term incentives can be found on page 33.

Fiscal 2010 Target TDC Component

     The Committee regularly reviews the Company’s practices in executive compensation compared to best practices. In the past year, it approved the following program revisions:

  Adopted a Management Continuity Protection Plan for those first becoming officers on and after January 1, 2011 so that benefits are only triggered in the event of termination of the participant by the Company without cause or the participant’s termination of his or her employment with the Company for good reason after a change in control.
  Further, the period of time in which such benefits may be triggered following a change in control and termination of employment was reduced from as long as 54 months to 24 months for all new participants.
  Increased stock ownership guidelines for executives and non-employee directors and added a retention requirement for all executives on their stock awards until the stock ownership requirements are met. The changes in the stock ownership requirements are as follows
  Directors – increased from 2x annual board cash retainer to 3x.

  CEO – increased from 2x base salary to 4x.

  Executive and Senior Vice Presidents – increased from 1x base salary to 2x.

  Vice Presidents and Assistant Vice Presidents – 1x base salary.
  Beginning with the performance stock awards made in November 2009, dividends are no longer paid on nonvested awards. Rather, dividend equivalents accrue during the performance period and will only be paid to the participant if the performance stock awards vest and then only in proportion to the amount of shares earned, up to the target number of shares.

  The incentive plans submitted for approval in this proxy statement include language relative to potential recoupment requirements.

  Consistent with our current practice in our award agreements, the equity incentive plan as proposed to be amended requires a termination event following a change in control to accelerate nonvested equity awards.

     The Company believes that its conservative approach to executive compensation is also reflected by the following provisions/features:
  Limits set on incentive compensation, which cap all potential incentive awards at 150% of target;

  The Company does not enter into employment agreements or provide excise tax gross-up protections; and

  The supplemental pension plans are traditional plans that cover the compensation not included in the qualified pension plan due solely to tax limitations, and do not otherwise factor in additional compensation or additional years of service.
     Further, the Company intends to adopt a recoupment policy after final guidance from the Securities and Exchange Commission so as to assure that the policy meets the requirements of the Dodd-Frank Act.

Role of the Compensation Committee

     In implementing the Company’s compensation philosophy, the Committee:
  Evaluates the design and administration of each of the components of our executive compensation program, while also analyzing total compensation for executives through reviews of tally sheets, and makes adjustments as needed to reflect the execution of or changes to our corporate strategy and the creation of shareholder value.

  Reviews the performance of the Company for the most recently completed fiscal year and the degree of attainment of pre-established performance goals by the executives.

  Considers executive compensation data, as prepared by its Consultant from various sources including published surveys from major independent compensation survey providers containing market data from general industry and energy/utilities industry companies, and publicly available data from our comparator group made up of companies of similar size and industry, to assess the competitiveness of the Company’s compensation and opportunities.

  Consistent with its charter, approves or makes recommendations to the independent members of the Board as to compensation matters.

  Reviews results of internal audit’s review of the CEO’s expenses during the past year.

  Reviews management’s risk assessment of the compensation program.
     During the course of the year, the Committee requests and receives from management information regarding the attainment of Company objectives and the performance of individual executive officers. However, the Committee obtains its own information regarding the attainment of goals by the CEO.

Role of the Compensation Consultant

     The Committee continued in fiscal year 2010 its retention of Frederic W. Cook & Co., Inc. to serve as its Consultant. Frederic W. Cook & Co., Inc. is a completely independent firm, providing only compensation consulting services to the Committee. The Consultant reports to the Committee and attends most Committee meetings either in person or by phone. Specifically, the Consultant advises the Committee on performance metrics and linkage between pay and performance, makes recommendations to the Committee on companies to consider as a comparator group, presents findings relative to the competitiveness of the Company’s executive compensation, and assists in the analysis of the results of the compensation risk assessment. However, the Committee and the Board retain all decision-making authority.

Role of the CEO in Compensation Matters

     The CEO makes recommendations to the Committee on compensation changes for all Company officers (other than himself). The CEO does not play any role in the establishment of his own compensation opportunity. Each year the CEO provides the Committee with:
  His evaluation of the performance of all Company officers;

  His recommendations for base salary adjustments for those officers;

  Recommendations for promotions, as appropriate;

  His review of the individual objectives for those officers in the Annual Incentive Plan;

  Recommendations for awards under the Annual Incentive Plan based on each officer’s performance, documentation of which is reviewed by Internal Audit; and

  Recommendations for equity grants under the Equity Incentive Plan to those officers, based on each officer’s performance and role in executing the corporate strategy to build long-term shareholder value.
Our Named Executive Officers

     The Company’s named executive officers for fiscal year 2010 consisted of the following individuals:
  Mr. Douglas H. Yaeger, our President, Chief Executive Officer and Chairman of the Board;

  Mr. Mark D. Waltermire, our Chief Financial Officer;

  Mr. Kenneth J. Neises, our Executive Vice President of Laclede Gas, who retired October 1, 2010;

  Mr. Mark C. Darrell, our General Counsel; and

  Mr. Michael R. Spotanski, our Senior Vice President of Operations and Marketing of Laclede Gas.
Components of Executive Compensation

     The Company’s executive compensation program is comprised of the following five basic components:
  Base salary;

  Annual incentive;

  Long-term incentives;

  Post-termination compensation; and

  Other Company provided benefits.
     The Committee uses the processes described in this Compensation Discussion and Analysis to determine the appropriate balance among the components of executive compensation that will result in an effective total compensation package. It does not solely rely on the use of formulaic, targeted allocations between cash and equity based compensation or annual and long-term incentive compensation. Instead the Committee evaluates a number of relevant and important factors, as described below, to determine pay levels that allow the Company to recruit, retain, and motivate the executive talent needed to successfully manage and grow the business.

Comparator Group

     Each year the Committee evaluates a number of factors when determining executive compensation levels to help ensure that pay opportunities being delivered to our executive officers are competitive with labor markets in which the Company competes for talent, including market data from surveys and other publicly available sources. While the Committee reviews the data to see how the Company’s executive compensation levels compare to the labor market, decisions are not guided solely by such data as the Committee’s focus is to make competent decisions uniquely appropriate for the Company. If any meaningful deviations from the market data are identified, the Committee reviews further to ensure that there is a rationale to support its decisions.

     To assist the Committee in its annual market review of executive officer compensation, the Consultant prepares an analysis of the market competitiveness of compensation for each officer. The Consultant’s analysis uses a combination of survey and peer company pay information to establish competitive market rates for base salary and annual and long-term incentives for the officer positions to ensure our competitive market data is as robust, reliable and objective as possible on an on-going basis. For 2010 compensation decisions, the Committee used the following sources to develop an understanding of the compensation paid to officers holding similar positions:

1.	Comparator group data, as disclosed publicly, from AGL Resources Inc., Atmos Energy Corporation, New Jersey Resources Corporation, Nicor Inc., Northwest Natural Gas Company, Piedmont Natural Gas Company, South Jersey Industries, Inc., Southwest Gas Corporation, UGI Corporation and WGL Holdings, Inc., which provides information regarding the pay levels and programs at the companies competing in our industry, with whom we compete for executive talent;

2.	American Gas Association (AGA) annual compensation survey, which provides an additional broader source of reliable and consistent industry-specific data; and

3.	General industry data from multiple survey sources, including Mercer and Towers Watson, which provides an additional market reference for consideration.

     Of the sources listed above, the Committee places more emphasis on our direct comparator group and broader energy industry sources.

     The AGA compensation survey and general industry data are proprietary third party surveys, and the specific identity of respondents for any given position is not provided to the Company. Because of the large variance in size among participating companies within the general industry surveys, the Consultant conducted analyses, including regression, to adjust the compensation data for differences in revenue size. These adjustments are necessary to allow for appropriate size comparisons between our Company and the participating companies in the third-party surveys. The adjusted data was used as the basis for comparison between us and the companies participating in the third-party surveys.

     For each executive, the Committee considers a target total compensation to see if there is sufficient compensation to retain and motivate the executive. If adjustments are needed to create greater alignment with the stated compensation philosophy or to reflect unique circumstances at the Company, the Committee evaluates each component of total target direct compensation (base salary, annual incentive targets, long-term incentive targets) to determine where such adjustments may be required. In addition, the Committee considers other subjective factors in its compensation decisions, such as individual performance, experience, future potential, expertise, and a comparison of the specific job requirements of the executive as compared to those in the data sources to the benchmark position.

Base Salary

     The Company’s base salary program is designed to provide competitive salaries to attract and retain key executive talent and to reward leadership effectiveness. Base salaries for executive officers are generally based on the factors deemed relevant by the Company (none of which is given any particular weight), including the following:
  The executive’s job responsibilities and performance in his or her position;

  The executive’s level of expertise in a given area;

  The executive’s role in developing and executing corporate strategy;

  The executive’s potential to lead the Company in the future; and

  A comparison of salaries for similarly situated positions.

     After considering these factors and corporate performance in fiscal year 2009, the Committee in January 2010 approved merit increases in the salaries for the named executive officers ranging from 2.7% - 3.2%, effective February 1, 2010. In addition to consideration of merit-based increases, the Committee also reviews the market pay data and determines whether to make certain market adjustments to base salaries that, when combined with annual incentives and long-term incentives, produce total target direct compensation that is consistent with the stated compensation philosophy. As a result of this review last year, the Committee approved an additional base salary increase in the amount of 6.5% for Mr. Waltermire.

Annual Incentive Plan

     The Company’s Annual Incentive Plan (“AIP”) is designed to motivate and reward participants for short-term, annual results tied to corporate financial, operational and customer objectives, as well as to individual performance objectives. At the beginning of each fiscal year, the Board reviews and sets key performance indicators for the AIP based on the corporate business and strategic plan for the upcoming year. The level of attainment of the key performance indicators, which is calculated after completion of the fiscal year, determines the extent to which the AIP is funded. After completion of the fiscal year, the Committee with assistance from the Company’s Internal Audit department determines first the extent to which the AIP is funded based upon corporate performance for the year, and if corporate performance is sufficient to fund awards, the extent to which each participant met his or her objectives. Awards for executives are based on the following formula:

     AIP Target Opportunity X Individual Performance Factor X Company Performance Factor.

     The AIP Target Opportunity is a dollar value expressed as a percentage of the participant’s base salary, and the actual award is based on performance against pre-defined goals and objectives. The maximum award for an executive is 150% of target. The Committee seeks to establish AIP Target Opportunities at levels that, when combined with base salary and long-term incentives, produce total target direct compensation that is consistent with the stated compensation philosophy. The AIP Target Opportunity percentages were approved by the Committee following an assessment by its Consultant of the total target direct compensation packages for the executive officers. Individual Performance is the weighted percentage of performance achievement of the individual’s objectives. Individual objectives for each named executive officer are set at the beginning of the fiscal year. These objectives are related to each executive’s functional area of responsibility and are aligned with the corporate strategy.

     Company Performance is the percentage of the AIP pool that is funded based on the corporate-level performance measures that are set at the beginning of the fiscal year. For fiscal year 2010, the Board set the following corporate-level performance measures and weightings and determined the actual performance level attained:

		Potential Performance Levels/Funding Rate
				High	Actual EPS
		Threshold	Target	Performance	Performance
Performance Measure	Weighting	50%	100%	150% (1)	Level
Earnings Per Share	70%	$2.30	$2.65	$3.00	$2.53(2)
J.D. Power Customer Satisfaction	15%	Rank in top	Rank in top	Rank in top	62nd percentile
Survey – Midwest Local Gas		60%	40%	20%
Distribution Companies
Aggregate Attainment of	15%	60%	80%	100%	90%
Strategic Milestones
____________________

(1)	Maximum funding level.

(2)	Represents basic net economic earnings per share. Net economic earnings exclude from net income the after-tax impacts of net unrealized gains and losses on energy-related derivatives that are required by GAAP fair value accounting. This adjustment eliminates the impact of timing differences related to current changes in the fair value of financial and physical transactions prior to their completion and settlement. Management believes that excluding the earnings volatility caused by recognizing changes in fair value prior to settlement provides a useful representation of the economic impact of only the actual settled transactions and their effects on results of operations. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures. More information regarding net economic earnings can be found in our annual report on Form 10-K in the Earnings Section of our Management’s Discussion and Analysis of Financial Condition and Results of Operations.

     The table below indicates for the named executive officers, their range of payout opportunities for fiscal year 2010, their target opportunities and the awards paid based on Company and individual performance results:

	Threshold	Target		High	Actual
	Performance (1)	Performance (1)		Performance (1)	AIP Award
Yaeger	50%	75%	$472,500	100%	57%	$359,000
Waltermire	20%	40%	93,000	60%	41%	95,450
Neises	25%	50%	180,000	75%	43%	155,000
Darrell	20%	40%	100,400	60%	29%	71,930
Spotanski	20%	40%	93,000	60%	36%	83,100
____________________

(1)	Represents percentage of 9/30/09 base salary.

     Performance status is reviewed periodically during the year and the Committee reviews and approves the final evaluation shortly after the end of the fiscal year. Some discretionary adjustments may be applied where appropriate, and there are instances where objectives may be modified during the year, when warranted.

     After evaluating the performance of the Company and the named executive officers in fiscal year 2010, the Board approved an annual incentive award for each of the Officers. The award for Mr. Yaeger reflected his development and implementation of strategic objectives and his leadership role in achieving the 3rd highest earnings per share in the Company’s history. The award for Mr. Waltermire reflected his role in the Laclede Gas Company general rate case and in securing a three-year capital financing authorization from the Missouri Public Service Commission, as well as his leadership in the development of an updated information technology strategic plan. Mr. Neises’ award reflected his role in the long-term realignment of gas supply assets and his contributions towards Laclede Group’s earnings. Mr. Darrell’s award reflected his role in the Laclede gas rate case and the organization’s compliance review, as well as his involvement in strategic growth measures. Mr. Spotanski’s award reflects his continuing leadership role in the Continuous Improvement Project and his success in driving operating efficiencies throughout the Company.

Long-term Incentives

2006 Equity Incentive Plan

     The Company provides long-term incentive compensation under its 2006 Equity Incentive Plan to further align the interests of executives with shareholders and the long-term strategy, as well as provide a retention incentive. Generally, the Committee approved equity grants with approximately 75% of the value of long-term incentives being awarded as performance contingent restricted awards (PCRAs) and approximately 25% of the value being awarded in time-vested restricted shares. The time-vested restricted shares are believed to contribute to share ownership and serve as an effective retention vehicle.

Fiscal Year 2010 Grants

     On November 4, 2009, the Committee granted time-vested restricted shares and PCRAs to 20 executives, including all of the named executive officers. Both the time-vested restricted shares and the PCRAs are included in the Grants of Plan-Based Awards table in this proxy statement. The time-vested restricted shares fully vest on the third anniversary of the grant date if the recipient continues employment with the Company through that date.

     The PCRAs consist of restricted stock shares and restricted stock units that vest upon the attainment of multi-year performance results. The PCRAs include threshold, target and high performance levels that may be earned for each metric. The threshold level is 50% of the target level and high performance level is 150% of the target level. Restricted stock shares are granted up to the target level of the award and restricted stock units are granted for the award opportunity above target. After reviewing current practices relative to the payment of dividends on performance shares that are not yet vested, the Committee determined that during the performance period, dividend equivalents on PCRAs will accrue throughout the performance period and only be paid to the participant in proportion to the number of shares actually earned at vesting, up to the amount of dividends that would be paid on the target number of shares. No interest is paid on the accrued dividends. Participants are entitled to vote the shares at the target level prior to vesting.

     The performance criteria for the fiscal year 2010 PCRAs are cumulative three-year average GAAP earnings per share growth over fiscal years 2010 – 2012 and business portfolio development metrics that are weighted at 80% and 20%, respectively. Performance under the cumulative average earnings per share growth metric is measured by adding the earnings per share for each of the three fiscal years in the performance period and dividing that sum by three. In the first year of the performance period, earnings per share were $2.43. Earnings per share for fiscal years 2011 and 2012 will be added to the 2010 earnings per share amounts for calculating the three-year average earnings per share to determine if performance at any level has been achieved. Performance under the business portfolio development metric is determined by measuring the level of organic earnings and/or investments or acquisitions made in new businesses during the three-year performance period. While we continue to explore various development options, no acquisitions or investments were made in fiscal year 2010.

     To further emphasize the focus on building shareholder value, the Committee included a modifier to the 2010 PCRAs based on a review of the Company’s relative total shareholder return compared to the previously identified comparator group over the three-year performance period. The awards may be subject to forfeiture of up to 25% if relative total shareholder return is below the median of the comparator group. When performance falls between threshold, target, or high, the Committee uses straight-line interpolation. For examples of how this interpolation works, see Description and Example of Interpolation on page 52.

     The performance targets are considered to be confidential and competitive information, particularly to the extent the performance targets relate to projected Company financial data and strategy, neither of which the Company publicly discloses. An analysis of the fiscal years 2008 – 2010 targets compared to actual performance is covered later in this section. As the metrics have since changed, we have no history of performance relative to these types of awards from which to provide an analysis of past difficulty in meeting various performance levels. The Committee believes that targeted levels of performance for the EIP grants are challenging, yet attainable, and thus would not be achieved all of the time. The Committee also believes, at the time the performance goals were set, that high performance is set at levels that would require exceptional performance that is very difficult to achieve.

     With regard to the Compensation Committee’s certification of performance, the Committee, which is comprised solely of independent directors, reviews and discusses the calculations of the metrics to verify compliance with the terms of the award agreement, determines the level of performance achieved and the number of shares earned. The Committee then approves a resolution that reflects the Committee’s determinations. The PCRAs will vest upon the latter of Committee’s certification as to performance or the third anniversary of the grant.

Vesting in Fiscal Year 2010 of Shares Granted in Fiscal Year 2008

     In December 2007, the Committee granted time-vested restricted shares and PCRAs to 16 current executives, including the named executive officers. The time-vested restricted shares fully vested December 5, 2010, which is the third anniversary of the grant date.

     The PCRAs were granted for the performance period of fiscal years 2008 – 2010. The vesting of those awards was contingent upon the attainment of GAAP earnings per share growth and dividend growth measures over the three-year performance period. The awards also included a modifier through which the Committee may reduce the award by up to 50% if relative total shareholder return was in the bottom quartile of the comparator group.

     Total Shareholder Return (TSR) for the Company and for comparator companies was calculated as:

Total Share Value at the end of	MINUS	Average Share Price Immediately
the Performance Period		Prior to the Grant
Average Share Price Immediately Prior to the Grant.

     Total Share Value at the end of the Performance Period is calculated as the average share price for the last quarter of the performance period (7/1/10 – 9/30/10) plus the value of reinvested dividends. Average Share Price Immediately Prior to the Grant is calculated using the average share price for the last quarter immediately prior to the grant (7/1/07 – 9/30/07).

     In reviewing the Company’s performance over the period and in accordance with the terms of the Equity Incentive Plan, the Committee determined the Company’s performance level at the end of the period by averaging the continuing operations earnings per share for fiscal year 2008 so as not to include the gain from the sale of SM&P, and earnings per share for fiscal years 2009 and 2010, all on a GAAP basis. The metrics and actual performance for these PCRAs were as follows:

		Threshold	Target	High	Actual
	Weighting	Performance	Performance	Performance	Performance
Three Year Average EPS	70%	$2.20	$2.38	$2.47	$2.66
Dividend Growth	30%	$1.52	$1.55	$1.58	$1.58

     The Company’s total shareholder return was fourth out of the eleven companies in our comparator group. Since the Company’s total shareholder return was above the bottom quartile, the PCRAs were not subject to reduction through the modifier.

     As shown by the table above, the Committee certified that performance met or exceeded the high level on both metrics, resulting in a total of 47,250 PCRA shares vesting for the named executive officers. A total of 10,000 time-vested restricted shares also vested for the named executive officers. The table below shows the number of shares that vested on December 5, 2010 for each named executive officer:

	PCRAs	Time-vested
Yaeger	24,750	5,500
Waltermire	7,500	1,500
Neises	-	-
Darrell	7,500	1,500
Spotanski	7,500	1,500

     As discussed previously in the Company’s 2009 Proxy Statement CD&A, in December 2007 the Committee made a special PCRA grant to Mr. Neises based on his anticipated retirement in December 2009. A portion of that special award vested in 2009, and he did not have any PCRAs vest in 2010.

Incentive Compensation Plan

     Laclede Gas Company offers an Incentive Compensation Plan that was designed to provide a long-term incentive for certain senior executives. The plan provided for the award of share units with two payment features: quarterly dividend equivalent payments and an annual deferred compensation amount based on changes in consolidated retained earnings. The Laclede Gas Incentive Compensation Plan was frozen in 2003. Under the plan, Mr. Yaeger is currently the only active employee participant and he has 73,465 fully vested share units. Mr. Neises retired on October 1, 2010 with 34,750 fully vested share units. There are also other retired executives receiving benefits under this plan. The dividend equivalents and deferred compensation amounts are reflected in the all other compensation and non-equity incentive plan compensation columns, respectively, of the Summary Compensation Table.

Post-Termination Compensation

     The Company believes it is important to provide officers the payment of benefits in the event of a termination, resignation or retirement after a change in control, particularly since it generally does not enter into employment agreements. As a result, various Company plans include provisions relative to vesting or payments in the event of a termination after a change in control. More details on these various provisions are discussed later in the Potential Payments Upon Termination or Change in Control section.

     The Company’s Management Continuity Protection Plan provides for lump sum severance payments if an officer’s employment is terminated for any reason (other than death, disability or for actions involving moral turpitude) within a certain period following a change in control. As noted in the executive summary, the Company adopted a new plan for those first becoming officers on and after January 1, 2011. These changes include a provision that the Company must terminate the executive’s employment other than for cause or the executive must terminate employment for good reason in order to trigger the benefit. Furthermore, the coverage period was reduced to 24 months after a change in control for all new participants. For more discussion of the details of these plan provisions, see the discussion in Potential Payments Upon Termination or Change in Control below.

Executive Salary Protection Plan

     The executive salary protection plan entitles the designated beneficiaries of a participating executive officer to receive certain payments upon the executive officer’s death. The amount of the payment is determined based upon the annual salary of the executive officer, whether the executive officer was actively employed or retired and the age of the executive officer, all as of the time of the executive officer’s death. If the executive officer dies prior to retirement, his beneficiary receives, payable monthly, an aggregate amount equal to his annual salary at death for the first year following the officer’s death. In each of the nine years following that first year, his beneficiary receives, payable monthly, an aggregate amount equal to ½ his annual salary at death. If the officer dies after retirement, but before age 70, his beneficiary receives, payable in four equal installments, an aggregate amount equal to twice the officer’s annual salary at retirement. If the officer dies after retirement and after age 70, his beneficiary receives, payable in two equal installments, an aggregate amount equal to the officer’s annual salary at retirement. Of the named executive officers, only Messrs. Yaeger and Neises are participants in this plan.

     The Company provides a life insurance benefit for the other named executive officers in an amount equal to: (i) double their base salary up to a maximum benefit of $500,000 while they are employed by the Company and prior to age 65, (ii) 65% of double their base salary while they are employed on and after age 65 but before age 70, (iii) 50% of double their base salary after retirement but before age 70, and (iv) 25% of double their base salary after age 70. The costs for this coverage are included in the All Other Compensation column of the Summary Compensation Table.

Deferred Income Plans

     Since 1986, the Company has offered its directors, officers and certain key employees the opportunity to defer income under deferred income plans. More details on the plan are provided in the Nonqualified Deferred Compensation section later in this proxy statement.

Other Company Provided Benefits

     The Company believes retirement, health and welfare benefits serve an important role in the total compensation and benefits package offered to employees to assist in attracting and retaining key talent. The Company, through its subsidiary, Laclede Gas Company, provides both Company-paid and voluntary health and welfare programs. The programs are reviewed periodically pursuant to the Company’s intent to be competitive within the industry in terms of total compensation.

Retirement Plans

     The Company offers its employees defined contribution 401(k) plans that provide Company matches for all employees, including the named executive officers. All of the named executive officers participated in the Laclede Gas Company Salary Deferral Savings Plan in fiscal year 2010.

     Laclede Gas Company provides a qualified defined benefit retirement plan for its employees. Benefit payments under this plan are based upon a participant’s “average final compensation” and years of service. Effective January 1, 2009, the Company froze the years of service component of the formula and introduced a new qualified defined benefit retirement formula derived from cash balance pay credits based on a participant’s age. Laclede Gas Company also provides nonqualified supplemental retirement plan benefits. More details relative to these plans are included in the Pension Benefits and Nonqualified Deferred Compensation sections later in this proxy statement.

     The Company entered into a Supplemental Pension Agreement with Mr. Neises that became payable upon his retirement. Under the terms of the qualified pension plan described above, Mr. Neises was subject to mandatory retirement if the Board had not authorized the extension of his employment. Mr. Neises retired on October 1, 2010. More details on his benefits under the Agreement are included in the Nonqualified Deferred Compensation section of this proxy statement.

Perquisites

     As a matter of business philosophy, the Company provides limited perquisites or personal benefits to executive officers (including the CEO). These limited perquisites include the personal use of a Company automobile, parking at the Company headquarters, spousal travel to industry associations that encourage spousal attendance, club memberships that are used primarily for business purposes, and Company paid annual physical exams.

Internal Revenue Code

     The Committee considers Section 162(m) of the Internal Revenue Code in the design of incentive plans to preserve the corporate tax deductibility of compensation. In some circumstances, however, the Committee recognizes that factors other than tax deductibility should be considered in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Annually, the Committee reviews all compensation programs and payments, including the tax impact on the Company.

Accounting Information

     The Company accounts for equity incentive grants under FASB ASC Topic 718 and uses the binomial option-pricing model to estimate the fair value of awards of stock options. The fair value of restricted stock awards is estimated using the closing price of the Company’s common stock on the grant date or, for those with the total shareholder return modifier, as valued by a Monte Carlo simulation model that assesses probabilities of various outcomes of market conditions. Each year an independent third party runs the Monte Carlo simulation, which is subject to the audit procedures of the Company’s independent registered public accounting firm. During fiscal year 2010, the Company did not make any modifications to equity grants that resulted in a re-measurement of expense under the accounting rules.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis (“CD&A”) section included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board (and the Board has approved) that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

COMPENSATION COMMITTEE
Arnold W. Donald, Chairman
Edward L. Glotzbach
William E. Nasser
Brenda D. Newberry
John P. Stupp, Jr.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The table that follows presents information about compensation for the Company’s named executive officers for the last fiscal year.

     Salary – Salary includes amounts earned in the most recent fiscal year. The Board considers adjustments to salaries of officers at its January meeting after the appointment of officers, with any adjustment effective February 1. The amounts in this column also include any amounts of salary that the named executive officer may have deferred under the Laclede Gas Company Salary Deferral Savings Plan and deferred income plans. Salary deferred under the deferred income plans also appears in the “Executive Contributions in Last FY” column of the Nonqualified Deferred Compensation table later in this proxy statement.

     Stock Awards – The amounts in this column represent the aggregate grant date fair value calculated using the provisions of FASB ASC Topic 718. For those shares subject to performance based conditions, the value reflects the probable outcome as of the grant date. In 2010, the SEC changed how the amounts in this column are calculated. As a result, the amounts in this column for fiscal years 2008 and 2009, have been adjusted to reflect this new calculation. The Total column amounts have also been similarly adjusted.

     Non-Equity Incentive Plan Compensation – This column includes bonuses earned by the named executive officers under the Annual Incentive Plan, as well as deferred compensation amounts earned under the Laclede Gas Incentive Compensation Plan. Further details relative to the Plan are in the Compensation Discussion and Analysis and in Proposal 2.

     With regard to the Laclede Gas Incentive Compensation Plan, share units were awarded that provide for the payment of dividend equivalents and the accrual of annual deferred compensation amounts. The amounts in this column represent the accruals of deferred compensation amounts in 2010. The dividend equivalent payments are in the All Other Compensation column. The plan has been frozen as to new participants and no awards have been made since 2002. Of the named executive officers, only Messrs. Yaeger and Neises have outstanding awards under this plan. Messrs. Yaeger and Neises are now fully vested in their awards of 73,465 and 34,750 share units, respectively. They will forfeit all rights to the share units, however, if their employment ends for any reason other than retirement, death, disability or resignation following a hostile change in control of the Company. Because Messrs. Yaeger and Neises are fully vested, they, and their spouses after their deaths, are entitled to continue receiving dividend equivalent payments for life. The deferred compensation amounts are payable upon retirement in 10 annual installments with interest credited after retirement based on the then current prime rate. These amounts are also included in the “Company Contributions in Last FY” column of the Nonqualified Deferred Compensation Table later in this proxy statement.

     Change in Pension Value and Nonqualified Deferred Compensation Earnings – This column includes the aggregate change in the actuarial present value of the named officers’ accumulated benefit under the Employees’ Retirement Plan of Laclede Gas Company and the Supplemental Retirement Plans, as well as the above market or preferential earnings in fiscal year 2010 on deferrals in the Deferred Income Plans.

Summary Compensation Table

					Change in
					Pension Value
					And
				Non-Equity	Nonqualified
				Incentive	Deferred	All Other
			Stock	Plan	Compensation	Compensation
Name	Year	Salary	Awards (1)	Compensation (2)	Earnings (3)	(4)	Total
Yaeger	2010	$643,333	$611,999	$421,445	$453,417	$160,480	$2,290,674
Chairman of the Board,	2009	623,333	1,083,404	702,116	1,399,223	246,142	4,054,218
President & CEO	2008	591,667	1,124,090	699,277	808,604	230,701	3,454,339

Waltermire	2010	247,167	180,398	95,450	316,876	17,617	857,508
Chief Financial Officer	2009	227,833	319,823	116,440	336,361	49,404	1,049,861
	2008	215,667	205,425	85,910	104,865	39,646	651,513

Neises	2010	367,333	269,775	184,538	493,998	144,655	1,460,299
Executive Vice President,	2009	355,000	486,975	307,053	415,162	213,401	1,777,591
Laclede Gas(5)	2008	338,333	342,500	316,725	334,051	105,219	1,436,828

Darrell	2010	255,533	180,398	71,930	90,726	26,941	625,528
General Counsel	2009	248,167	319,823	128,520	119,527	52,426	868,463
	2008	240,000	205,425	104,000	55,307	44,321	649,053

Spotanski	2010	237,167	180,398	83,100	372,278	24,194	897,137
Sr. Vice President of	2009	227,833	319,823	120,620	435,480	48,385	1,152,141
Operations & Marketing,	2008	215,667	205,425	82,070	144,433	41,137	688,732
Laclede Gas
____________________

(1)	See Note 1, Summary of Significant Accounting Policies, Stock-Based Compensation, of the consolidated financial statements in the Company’s annual reports on Form 10-K for each of the years ended September 30, 2008 – 2009 and Note 4, Stock Based Compensation, of the consolidated financial statements for the year ended September 30, 2010 for discussions regarding the manner in which the fair value of these awards are calculated, including assumptions used. The maximum amount for the performance based shares for the named executive officers are as follows:

	2010	2009	2008
Yaeger	$795,052	$1,447,460	$1,341,478
Waltermire	235,866	430,141	271,300
Neises	380,713	707,613	498,850
Darrell	235,866	430,141	271,300
Spotanski	235,866	430,141	271,300

(2)	In fiscal year 2010, the named executives earned awards under the Annual Incentive Plan; and Messrs. Yaeger and Neises accrued deferred compensation amounts under the Laclede Gas Company Incentive Compensation Plan and Laclede Gas Company Incentive Compensation Plan II, which represents the incentive compensation plan as modified to comply with section 409A of the Code. The details are below:

		Incentive Compensation
		Plan – Deferred
	Annual Incentive Plan	Compensation
	Award Earned	Amounts Accrued	Total
Yaeger	$359,000	$62,445	$421,445
Waltermire	95,450	-	95,450
Neises	155,000	29,538	184,538
Darrell	71,930	-	71,930
Spotanski	83,100	-	83,100

(3)	The amounts shown below in the “Above-Market Interest” column are also included in the amounts in the “Aggregate Earnings in Last FY” column of the Nonqualified Deferred Compensation table for the deferred income plans.

	Increase in Pension Value	Above-Market Interest	Total
Yaeger	$425,580	$27,837	$453,417
Waltermire	315,822	1,054	316,876
Neises	436,900	57,098	493,998
Darrell	89,301	1,425	90,726
Spotanski	367,907	4,371	372,278

(4)	The table below provides details on the amounts included in this column:

		Dividend Equivalents under
		Laclede Gas Incentive
	401(k) Match	Compensation Plan	Perquisites	Other	Total
Yaeger	$12,250	$116,075	$32,155	$-	$160,480
Waltermire	12,324	-	5,293	-	17,617
Neises	10,048	54,905	17,274	62,428	144,655
Darrell	12,261	-	14,680	-	26,941
Spotanski	12,275	-	11,919	-	24,194

Perquisites include personal use of sports boxes, Company automobiles, and club memberships not used wholly for business purposes; life insurance premiums, physical exams, parking, and spousal travel. Values for perquisites are based on aggregate incremental costs to the Company and its subsidiaries. No individual perquisite exceeds $25,000. Other includes for Mr. Neises $62,428 for accrued vacation and pay in lieu of vacation due to his retirement on October 1, 2010.

(5)	Mr. Neises retired October 1, 2010.

Grants of Plan-Based Awards

     The plans under which grants in the table below were made are generally described in the Compensation Discussion and Analysis in the Annual Incentive Plan and Equity Incentive Plan sections. Under the Annual Incentive Plan, grants of potential awards are typically made in November with the determinations of earned award amounts made in the following October based upon individual and corporate performance in the most recently completed fiscal year. Equity awards are generally considered for award in October each year, with the grant date being the fourth business day after the earnings release for the fiscal year is issued. Under the Equity Incentive Plan, performance awards, stock appreciation rights, stock options, restricted stock grants, and restricted stock units may be awarded.

Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under			Estimated Future Payouts Under
			Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)
									All Other
	Grant	Action					(In Shares)		Stock	Grant Date
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (3)	Fair Value (4)
Yaeger	11/18/09	11/18/09	$315,000	$472,500	$630,000
	11/04/09	10/28/09				8,250	16,500	24,750	5,500	$611,999
Waltermire	11/18/09	11/18/09	46,500	93,000	139,500
	11/04/09	10/28/09				2,500	5,000	7,500	1,500	180,398
Neises (5)	11/18/09	11/18/09	90,000	180,000	270,000
	11/04/09	10/28/09				5,000	10,000	15,000	-	269,775
Darrell	11/18/09	11/18/09	50,200	100,400	150,600
	11/04/09	10/28/09				2,500	5,000	7,500	1,500	180,398
Spotanski	11/18/09	11/18/09	46,500	93,000	139,500
	11/04/09	10/28/09				2,500	5,000	7,500	1,500	180,398
____________________

(1)	These columns show the range of payouts for performance in fiscal year 2010. The amounts paid in fiscal year 2011 but earned based upon performance in fiscal year 2010 are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and are based on the metrics described in the Compensation Discussion and Analysis.

(2)	These columns show the range of payouts for the performance-contingent restricted awards granted in fiscal year 2010.

(3)	This column shows the number of shares of time-vested restricted stock granted in fiscal year 2010 as to which the restrictions will lapse on November 4, 2012.

(4)	This column provides the grant date fair value using the provisions of FASB ASC Topic 718, exclusive of the estimate of forfeitures. For those shares in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns, the value reflects the probable outcome on the grant date and is the same as the amount included for such shares in the “Stock Awards” column for 2010 in the Summary Compensation Table.

(5)	As discussed below, Mr. Neises, who retired October 1, 2010, will be eligible for a prorated portion, or one-third, of his Equity Incentive Plan Award noted in the table, and forfeited two-thirds of that award on his retirement.

     In November 2009, awards were made to all of the named executive officers. These awards included performance-contingent restricted awards (“PCRAs”), consisting of restricted stock shares and restricted stock units that vest upon the attainment of multi-year performance objectives. Restricted stock shares are granted up to the target level of the award and restricted stock units are granted for the award opportunity above target. Under the terms of the awards, these shares and units may vest if certain corporate performance metrics for the 2010 – 2012 fiscal year performance period are met or exceeded. The performance criteria for the PCRAs in fiscal year 2010 are the three-year average earnings per share as measured at the end of the performance period and portfolio development metrics, weighted at 80% and 20%, respectively, subject to reduction by up to 25%

if the Company’s relative total shareholder return is below the median of the comparator group described in the Compensation Discussion and Analysis. If the performance contingency is not satisfied for the fiscal year 2010-2012 performance period, the awards will be forfeited. At the conclusion of the performance period, payouts can range from 0% to 150% of target. After vesting, executives are expected to retain 90% of vested shares, net of those used for the payment of taxes, until their stock ownership requirements are met. In the event of a change in control, vesting may accelerate at the target level on a pro rata basis if the awards have not already been forfeited and the successor does not assume the award or provide a comparable award, provided that the assumed or replacement award must provide that the vesting will be accelerated if the participant is terminated without cause within 24 months of the change in control. If a participant leaves the Company due to death, disability or retirement, the participant’s award may vest on a pro rata basis if the performance metrics are met. Effective for this grant and those made after fiscal year 2010, dividend equivalents on PCRAs are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting, up to the amount of dividends that would be paid on the target number of shares. No interest is paid on the accrued dividends. Participants are entitled to vote the shares at the target level. More details on these awards are included in the Compensation Discussion and Analysis.

     In addition to the PCRAs, the named executive officers were also awarded time-vested restricted stock on November 4, 2009. The restrictions will lapse as to these shares on November 4, 2012. Prior to vesting, participants are entitled to receive the dividends payable on and to vote the shares. If the executive is terminated without cause within two years after a change in control, the executive will become vested in the restricted shares at that time. If the executive leaves the Company’s employment prior to the vesting date due to mandatory retirement, the executive will vest pro rata in the restricted shares on the mandatory retirement date. More details on these awards are included in the Compensation Discussion and Analysis.

Outstanding Equity Awards Table

	OPTION AWARDS					STOCK AWARDS
										Equity
									Equity	Incentive
									Incentive	Plan Awards:
									Plan Awards:	Market or
							Number	Market	No. of	Payout Value
		Number of	Number of				of Shares	Value of	Unearned	of Unearned
		Securities	Securities				or Units	Shares or	Shares, Units	Shares, Units
		Underlying	Underlying			Stock	of Stock	Units of	or Other	or Other
	Option	Unexercised	Unexercised	Option	Option	Award	That	Stock That	Rights That	Rights That
	Grant	Options	Options	Exercise	Expiration	Grant	Have Not	Have Not	Have Not	Have Not
Name	Date	Exercisable	Unexercisable	Price	Date	Date	Vested (1)	Vested (2)	Vested (3)	Vested (2)
Yaeger	2/5/03	10,000	-	$23.27	2/5/13	12/5/07	5,500	$189,310	16,500	$567,930
	11/5/03	40,000	-	28.85	11/5/13	2/14/08	15,000	516,300	-	-
	11/3/04	40,000	-	30.95	11/3/14	11/5/08	5,500	189,310	16,500	567,930
	-	-	-	-	-	11/4/09	5,500	189,310	16,500	567,930
Waltermire	11/5/03	8,000	-	28.85	11/5/13	12/5/07	1,500	51,630	5,000	172,100
	11/3/04	6,000	-	30.95	11/3/14	11/5/08	1,500	51,630	5,000	172,100
	-	-	-	-	-	11/4/09	1,500	51,630	5,000	172,100
Neises (4)	11/5/03	1,750	-	28.85	11/5/13	11/5/08	-	-	10,000	344,200
	11/3/04	7,500	-	30.95	11/3/14	11/4/09	-	-	10,000	344,200
Darrell	-	-	-	-	-	12/5/07	1,500	51,630	5,000	172,100
	-	-	-	-	-	11/5/08	1,500	51,630	5,000	172,100
	-	-	-	-	-	11/4/09	1,500	51,630	5,000	172,100
Spotanski	11/5/03	6,000	-	28.85	11/5/13	12/5/07	1,500	51,630	5,000	172,100
	11/3/04	6,000	-	30.95	11/3/14	11/5/08	1,500	51,630	5,000	172,100
	-	-	-	-	-	11/4/09	1,500	51,630	5,000	172,100
____________________

(1)	Vesting dates for these awards are provided below:

Grant Date	Vesting Date
12/5/07	12/5/10
2/14/08	12/1/11
11/5/08	11/5/11
11/4/09	11/4/12

(2)	The dollar amounts in these columns reflect the value calculated using the closing price of the Company stock on September 30, 2010 ($34.42).

(3)	Vesting dates, performance periods and levels of awards, assuming performance metrics are met, are provided below:

	Performance
Grant Date	Period	Vesting Date	Name	Threshold	Target	Maximum
12/5/07	10/1/07 – 9/30/10	12/5/10	Yaeger	8,250	16,500	24,750
			Waltermire	2,500	5,000	7,500
			Darrell	2,500	5,000	7,500
			Spotanski	2,500	5,000	7,500
11/5/08	10/1/08 – 9/30/11	Date in FY 2012 of	Yaeger	8,250	16,500	24,750
		certification	Waltermire	2,500	5,000	7,500
		performance	Neises	5,000	10,000	15,000
		metrics met	Darrell	2,500	5,000	7,500
			Spotanski	2,500	5,000	7,500
11/4/09	10/1/09 – 9/30/12	Date in FY 2013 of	Yaeger	8,250	16,500	24,750
		certification	Waltermire	2,500	5,000	7,500
		performance	Neises	5,000	10,000	15,000
		metrics met	Darrell	2,500	5,000	7,500
			Spotanski	2,500	5,000	7,500

(4)	Mr. Neises retired October 1, 2010. If the performance metrics are met, Mr. Neises will be eligible for a prorated amount (up to two-thirds of his 11/5/08 grant and one-third of his 11/4/09 grant) of those shares awarded under the Equity Incentive Plan.

Option Exercises and Stock Vested in Fiscal 2010 Table

	Option Awards		Stock Awards
	No. of Shares Acquired	Value Realized on	No. of Shares Acquired	Value Realized on
Name	on Exercise	Exercise	on Vesting	Vesting
Yaeger	-	-	15,000	$456,600
Waltermire	-	-	3,000	91,320
Neises	-	-	16,250	497,688
Darrell	-	-	4,000	121,760
Spotanski	-	-	3,000	91,320

Pension Plan Compensation

     Laclede Gas Company maintains the Employees’ Retirement Plan of Laclede Gas Company, a tax-qualified defined benefit plan. Effective January 1, 2009, Laclede Gas amended its plan to change the way benefits are calculated. Prior to that date, the Plan provided benefits based on a final pay formula that used a participant’s years of credited service and average final compensation. The average final compensation is the highest consecutive three-year average of the final ten years of employment. Participants’ years of credited service under the plan were frozen as of December 31, 2008; however, the average final pay was not frozen and will continue to be based on the highest three-year average in the final ten years of employment. Benefits under the plan formula in effect prior to January 1, 2009 are referred to as “grandfathered benefits.” While normal retirement age under the plan is age 65, participants may retire at age 60 with 10 or more years of service without reduction of the grandfathered benefit for early retirement. Thus, as directed by the Securities and Exchange Commission, we assumed retirement at age 60 in calculating the grandfathered benefits for all the executives except Mr. Yaeger who is age 60 or over and for whom we used his actual age. For Mr. Neises, who retired on October 1, 2010, we provided his actual pension information. Grandfathered benefits for participants who retire between age 55 and age 60 with 10 or more years of service are reduced by 1.4% per year for each year below age 60.

     On and after January 1, 2009, the plan uses a cash balance formula that provides: (i) a cash balance credit from between 4-10% of compensation depending on the participant’s age and (ii) interest credits using a rate equal to an average of corporate bond rates published by the Internal Revenue Service. Benefits under the plan formula in effect on and after January 1, 2009 are referred to as “current benefits.” The cash balance credit and interest credit are applied as of December 31 of each year, on an average monthly basis, with interest compounded monthly. During fiscal year 2010, Messrs. Yaeger and Neises each received 10% cash balance credits; and Messrs. Waltermire, Darrell, and Spotanski each received 8% cash balance credits. The early retirement amount of the current benefits will be the amount credited in the participant’s cash balance account in the case of a lump sum payment. If an annuity is taken at early retirement, the benefit will be the actuarial equivalent of the lump sum amount.

     The Internal Revenue Code generally places a limit on the amount of the annual pension that can be paid from a tax-qualified plan as well as on the amount of annual earnings that can be used to calculate a pension benefit. Since 1977, Laclede Gas has maintained a Supplemental Retirement Benefit Plan, a nonqualified plan that covers benefits that accrued through December 31, 2004 and that pays eligible employees the difference between the amount payable under the tax-qualified plan and the amount they would have received without the limits on the qualified plan. The Company adopted the Supplemental Retirement Benefit Plan II to comply with section 409A of the Code, which covers benefits accrued from January 1, 2005 through December 31, 2008. It also adopted the Cash Balance Supplemental Retirement Benefit Plan to provide similar supplemental benefits for those that accrue on and after January 1, 2009 under the new pension plan formula.

     Please note the following relating to the benefits shown in the table below:
  The Supplemental Retirement Benefit Plans are unfunded and subject to forfeiture in the event of bankruptcy.

  The years of credited service in the table are the same as the executives’ years of actual service as of December 31, 2008, when years of service were frozen for all participants.

  The compensation used to determine current and grandfathered benefits under the Plans include the amounts in the Salary column and the amount attributable to payments under the Annual Incentive Plan in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

  Executives at the Company are subject to mandatory retirement at age 65 unless the Board of Directors asks them to continue working past that age, as it did with Mr. Neises.

  The pension benefits in the table below were calculated using the September 30, 2010 measurement date;

    the same assumptions as described in Note 3, Pension Plans and Other Postretirement Benefits, of the consolidated financial statements in the Company’s annual report for the fiscal year ended September 30, 2010, except we used retirement at the greater of 60 or the executive’s actual age as noted above for the grandfathered benefit and, as required, we did not use an income growth assumption nor any forfeiture assumption;

    for the grandfathered benefit, the greater of

      years of service, multiplied by the sum of 1.7% of Social Security covered compensation (a 35-year average of Social Security maximum bases) plus 2.0% of the highest average normal compensation during a 36-month period in the 10 years prior to the measurement date in excess of Social Security covered compensation; and

      the highest average normal compensation during a 36-month period in the 10 years prior to the measurement date, multiplied by (i) years of service and (ii) the benefit factor of 2.1%, less the executive’s estimated Social Security benefit multiplied by 1.25% for each year of service up to a maximum of 40 years; and

    the assumption of a 90% probability that the participant elects a lump sum equivalent of the monthly annuity amount described above.
Pension Benefits Table

		No. of Years	Present Value	Payments
		Credited	of Accumulated	During
Name (1)	Plan Name	Service (2)	Benefit	Last Year
Yaeger	Laclede Gas Company Employees’ Retirement Plan	18.08	$1,216,986	-
	Supplemental Retirement Benefit Plans	18.08	4,998,919	-
Waltermire	Laclede Gas Company Employees’ Retirement Plan	18.92	919,881	-
	Supplemental Retirement Benefit Plans	18.92	370,885	-
Neises	Laclede Gas Company Employees’ Retirement Plan	25.08	1,422,365	-
	Supplemental Retirement Benefit Plans	25.08	2,308,703	-
Darrell	Laclede Gas Company Employees’ Retirement Plan	4.67	263,807	-
	Supplemental Retirement Benefit Plans	4.67	124,182	-
Spotanski	Laclede Gas Company Employees’ Retirement Plan	27.00	1,213,261	-
	Supplemental Retirement Benefit Plans	27.00	455,156	-
____________________

(1)	Mr. Yaeger is currently eligible for early retirement benefits because he has reached age 55 and has 10 or more years of service. Because he has reached age 60, his grandfathered benefit under the plans would not be reduced for early retirement. Mr. Neises retired on October 1, 2010 and his actual benefit amount is provided.

(2)	As noted above, years of credited service were frozen as of December 31, 2008.

Nonqualified Deferred Compensation

     The amounts in the table below include contributions by the executive and earnings on those contributions under the Laclede Gas Company Deferred Income Plan II, which covers deferrals through December 31, 2004, and The Laclede Group Deferred Income Plan, which covers deferrals on and after January 1, 2005 and represents the deferred income plan as modified to comply with section 409A of the Code. The amounts relative to these plans are in the first line of the table for each executive.

     The Deferred Income Plan II:
  allows participants, including the named executive officers, to defer up to 15% of salary and directors to defer up to 100% of fees and retainers,

  provides earnings on the deferrals based on Moody’s corporate bond average rate plus a percentage ranging from 1% to 3%, which percentage varies depending on the age of the participant at the beginning of that plan year, provides for death and disability income benefits that are payable in annual installments over a 15-year period following termination of employment due to total disability or death,

  provides retirement income benefits under the plan payable in annual installments over a 15-year period, but the payments continue for the participant’s life if the participant retires at age 65 or later for employees or age 70 or later in the case of directors, provides for a lump sum payment to the participant in the event of termination within two years following a change in control. The lump sum payment will be equal to the greater of (i) the present value of the deferral account balance projected under the minimum retirement income formula through age 65 or (ii) the actual deferral account accumulated through the termination date.
     The Laclede Group Deferred Income Plan provides similar benefits, except that the retirement benefits in all circumstances are payable in 15 annual installments and benefits payable in the event of death or disability are payable in a lump sum. However, in 2008 participants were offered a one-time opportunity under the transitional relief issued by the IRS under section 409A to elect a lump sum payment alternative for retirement benefits.

     For Messrs. Yaeger and Neises, the second lines represent the deferred compensation amounts accrued and in the aggregate for the last fiscal year on the share units awarded to them under the Laclede Gas Company Incentive Compensation Plan, which covers those units vested as of December 31, 2004, and Laclede Gas Company Incentive Compensation Plan II, which covers those units that vested on and after January 1, 2005. The Laclede Gas Company Incentive Compensation Plan II was adopted to comply with section 409A of the Code.

     Laclede Gas Company entered into a Supplemental Pension Agreement with Mr. Neises that became payable upon his retirement on October 1, 2010. The amount of the payment was an amount equal to: the sum of his benefit under the pension plan and the Supplemental Retirement Plans as of his mandatory retirement date of November 1, 2005, plus the incremental difference between that amount and the amount he would have received under the plans on November 1, 2007 – the first date to which his mandatory retirement date was extended by the Board, plus the incremental difference between the immediately preceding amount and the benefit calculated as of October 1, 2010; all offset by the actual benefit payable to him under the terms of the plans on his October 1, 2010 retirement. The actual amount payable to him under this agreement is in his third line of the table.

Nonqualified Deferred Compensation Table

		Executive	Company	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
Name		in Last FY (1)	in Last FY (2)	Last FY (3)	Distributions	FYE
Yaeger	Deferred Income Plans	$93,750	$-	$66,121	-	$883,018
	Incentive Compensation Plan	-	62,445	-	-	602,111
Waltermire	Deferred Income Plans	17,250	-	2,041	-	31,261
Neises	Deferred Income Plans	-	-	117,237	-	1,364,517
	Incentive Compensation Plan	-	29,538		-	283,595
	Supplemental Pension Agreement	-	-	(190,489)	-	275,465
Darrell	Deferred Income Plans	9,600	-	3,932	-	59,251
Spotanski	Deferred Income Plans	32,850	-	11,764	-	177,354
____________________

(1)	The amounts in this column are also included in the “Salary” column of the Summary Compensation Table.

(2)	The amounts in this column are also included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column for Messrs. Yaeger and Neises.

(3)	The amounts attributable to above market interest on non-qualified deferred compensation in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table and identified in footnote 4 to that table are also included in this column. In fiscal year 2010, Mr. Neises’ benefit under the agreement decreased by $190,489 as more of his benefits were covered by the qualified and supplemental pension plans due to the decrease in the rate used to calculate lump sum benefits.

Potential Payments Upon Termination or Change in Control

     This section describes the potential payments and benefits to which the named executive officers would have been entitled upon termination of employment as if such termination had occurred on the last trading day of our fiscal year – September 30, 2010 – using the New York Stock Exchange closing price of $34.42 per share of the Company’s stock on that date. The discussion does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. Although Mr. Neises retired on October 1, 2010, he was an employee on September 30, 2010, so the amounts in this section reflect what he would have been entitled to if he terminated on that date.

     The payments under the Incentive Compensation Plan are discussed in the narrative to the Summary Compensation Table in this proxy statement.

Benefit Reductions for Tax Consequences under Internal Revenue Code Section 280G or 4999

     “Parachute payments,” as defined under Code section 280G or 4999, may trigger adverse tax consequences or an excise tax for the participant. The Company does not provide any gross-up payments for such adverse tax consequences or excise taxes under any of the plans. Rather, the amounts payable under the Company’s nonqualified plans that would constitute a “parachute payment” will be reduced to the extent necessary to avoid such adverse tax consequences or excise tax.

     Assuming a change in control on September 30, 2010, the maximum total “parachute payments” that could be made to each named executive officer to avoid the adverse tax consequences are as follows:

Yaeger	$4,066,341
Waltermire	937,961
Neises	2,373,546
Darrell	1,111,549
Spotanski	925,278

     The amounts disclosed in the following sections reflect values prior to any reduction that may be applicable to avoid adverse tax consequences after a termination due to a change in control, since reductions would not be applicable for other termination triggers.

Management Continuity Protection Plan

     The Management Continuity Protection Plan was adopted in 1991 and restated to be compliant with section 409A of the Code (“Old Plan”). Effective January 1, 2011 a new plan applies to those who first become officers on or after January 1, 2011 (“New Plan”). The named executive officers are covered by the Old Plan. The key terms and provisions of both plans (“Plans”) are outlined below. Both Plans:
  provide for the payment of benefits to officers in certain termination events after a change in control,

  use form agreements that are not separately negotiated with executives,

  define change in control as when a person acquires more than 50% of the voting power of securities of The Laclede Group or if a person acquires between 30% and 50% of the voting power and the Board determines that a de facto change in control has occurred, do not provide benefit payments to those participants who have reached normal retirement age of 65, such as Mr. Neises,

  limit the amount of the benefit payable to an amount equal to the participant’s average monthly compensation for the five-year period immediately preceding the cessation of employment multiplied by the number of months until the date the participant would reach normal retirement age of 65, provide no benefits if the officer is terminated for cause, although cause is defined differently in each plan, as explained in each plan section below,

  provide a lump-sum payment in an amount equal to the average annual compensation paid to the participant for the five-year period immediately preceding cessation of employment multiplied by 2.99 for the President or an Executive Vice President, or 2.00 for the other officers.
     The Compensation Committee considers the benefits under these Plans, including the terms and conditions of the agreements, as part of the total compensation for the executives.

New Plan

     If, after a change in control, a participant in the New Plan is terminated by the Company other than for cause or the participant terminates employment for good reason (as defined below) within 24 months, then the participant is entitled to the lump sum payment described above. Cause is defined in the New Plan as the willful and continued failure by the participant to substantially perform the duties of employment assigned by the Company or any of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered by the Company, which specifically identifies the manner in which it is believed that the participant has not substantially performed such duties; or willful engagement by the participant in misconduct that is materially injurious to the Company or any of its affiliates. With respect to the termination by the participant of his or her employment with the Company, good reason shall mean:
  a material diminution in the participant’s base salary compensation or Annual Incentive Plan Performance Award target level;

  a material diminution in the authority, duties or responsibilities of the participant;

  a material change, of not less than 25 miles, in the geographic location at which the participant’s office is located; or

  the failure by the Company or its affiliates, as applicable, to continue to provide the participant with benefits substantially similar to those enjoyed by the participant under any of the tax-qualified, nonqualified or welfare benefit plans of the Company or its affiliates in which the participant was participating immediately prior to the change in control.

Old Plan

     If, after a change in control, a participant in the Old Plan is terminated other than for cause, resigns or retires within 54 months in the case of the President and any Executive Vice President, or within 42 months in the case of all other officers; then the participant is entitled to the lump sum amount described above, provided, however, that the amount is reduced for each month the participant remains employed by the Company starting with the seventh month after the change in control. The amount of the reduction is 1/48 per month for the President or an Executive Vice President and 1/36 per month for all other officers. Cause is defined in the Old Plan as an irreversible incapacity or disability for six months that renders the officer unable to perform the services for which he was employed, any conduct in the performance of duties that involves moral turpitude, or death.

     The potential payments to the named executive officers under the Old Plan, assuming a change in control and termination other than for cause on September 30, 2010, are as follows:

Yaeger	$4,066,341
Waltermire	627,398
Neises	-
Darrell	743,511
Spotanski	618,915

2006 Equity Incentive Plan

     Participants, including the named executive officers, have outstanding performance-contingent restricted awards, restricted stock and restricted stock units under the 2006 Equity Incentive Plan. The participant’s termination of employment or a change in control of the Company may cause certain events to occur under the awards. Cause under this plan has the same definition as provided above under the New Plan. Change in control under this Plan means:
  One or more persons acquiring 20% or more of the voting power of the Company’s outstanding securities;

  Replacement of a majority of the Board by individuals whose nominations were not approved by a majority of the Board; or

  Consummation of a reorganization, merger or consolidation that results in the Company’s shareholders no longer owning more than 50% of the voting power of the surviving entity’s outstanding securities.
Performance-contingent restricted awards (PCRAs)

     These awards generally provide for vesting of restricted stock shares or restricted stock units on the third anniversary of the grant date that falls after the end of the performance period, to the extent that the Compensation Committee determines that the performance contingency has been met or exceeded. A participant forfeits all non-vested awards upon the participant’s termination of employment for cause.

     If during the performance period a participant dies or leaves the Company due to retirement or disability, the participant remains eligible to earn a prorated award based on the number of full months as a participant during the performance period, as the administrator may determine, if the performance contingency is satisfied.

     In the event of a change in control, the outstanding awards granted shall be deemed earned and vest at a prorated target, based on the number of months completed in the performance period at the time of the change in control, if the award is not assumed or replaced with a comparable award by the successor or surviving entity. If the successor or surviving entity does assume or replace the award, the award will trigger a benefit at a prorated target based on the number of full months as a participant if the participant is involuntarily terminated without cause within two years of the change in control. For awards made during and after fiscal year 2010, dividend equivalents on performance-contingent restricted stock shares are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting, up to the amount of dividends that would have been paid on the target number of shares. In the event of a change in control, accrued dividends would be paid on the same prorated basis as mentioned above. Assuming a change in control termination that triggers a benefit described above for the outstanding PCRA grants, the following table represents the value of the vesting of the awards. The same amounts would be payable in the event of a participant’s death, retirement or termination of employment due to disability if the target level of performance is achieved. The table below assumes a change in control and termination without cause on September 30, 2010.

Yaeger	$1,144,550
Waltermire	346,798
Neises	349,432
Darrell	346,798
Spotanski	346,798

Restricted stock

     These shares generally provide for vesting on the third anniversary of the grant date. A participant forfeits all non-vested shares upon the participant’s termination of employment for any reason prior to vesting, other than as a result of a change in control or mandatory retirement requirements. Mr. Neises had none of these restricted shares.

     If a participant’s employment is terminated by the Company without cause within two years of a change in control, the shares become vested on the earlier of the vesting date or the date of the change in control. Assuming a change in control and termination without cause on September 30, 2010, the table below indicates the total value of shares of restricted stock.

Yaeger	$567,930
Waltermire	154,890
Neises	-
Darrell	154,890
Spotanski	154,890

     If a participant’s employment is terminated due to mandatory retirement requirements, the shares become vested based on the number of full months from the award date to the participants retirement. Assuming a mandatory retirement on September 30, 2010, the table below indicates the total value of shares of restricted stock.

Yaeger	$378,586
Waltermire	103,260
Neises	-
Darrell	103,260
Spotanski	103,260

Restricted stock units

     In February 2008, Mr. Yaeger received an award of restricted stock units. Under the terms of the award, the restricted stock units generally vest on December 1, 2011. The restrictions do not lapse solely upon a change in control. If his employment is terminated by the Company without cause prior to the vesting date, the restrictions lapse upon the date of such termination. Assuming Mr. Yaeger’s termination without cause on September 30, 2010, the value of the 15,000 restricted stock units is $516,300.

Annual Incentive Plan

     Annual incentive awards under the Annual Incentive Plan are deemed earned at a prorated target based on the number of completed days in the fiscal year prior to a change in control. The Grants of Plan Based Awards Table discloses the target level for the named executive officers under this plan.

     If a participant’s employment ceases due to termination other than for cause or by death, disability or retirement, the participant is eligible to earn an award on a pro rata basis based upon Company performance and the participant’s achievement of individual metrics. The following table shows the range of threshold to target amounts that could be payable upon termination other than for cause or upon retirement, death or disability assuming a termination without cause on September 30, 2010:

	Threshold	Target
Yaeger	$315,000	$472,500
Waltermire	46,500	93,000
Neises	90,000	180,000
Darrell	50,200	100,400
Spotanski	46,500	93,000

     Termination for cause and change in control under the Annual Incentive Plan have the same meaning as in the 2006 Equity Incentive Plan.

Deferred Income Plans

     Under the terms of the deferred income plans, if a participant’s employment is terminated within two years of a change in control, the participant will receive a lump sum payment equal to the greater of (i) the present value of the account balance projected under the minimum retirement income formula through age 65, or (ii) the actual account balance accumulated through the termination date. As previously disclosed, Mr. Neises is past age 65 and retired October 1, 2010 so his benefit would have been his actual account balance disclosed in the Nonqualified Deferred Compensation Plans table.

	Present
	Value
	Projected	Actual
	Through	Account
	Age 65	Balance
Yaeger	$872,959	$883,018
Waltermire	33,305	31,261
Darrell	61,408	59,251
Spotanski	180,733	177,354

OTHER MATTERS

Delivery of Proxy Materials and Annual Report

     Only one proxy statement, proxy card and annual report for 2010 are being delivered by the Company to multiple shareholders sharing an address, unless the Company receives contrary instructions. The Company will deliver, promptly upon written or oral request, a separate copy of this proxy statement and accompanying materials to shareholders at a shared address to which a single copy was delivered.

     A shareholder who wishes to receive a separate copy of this proxy statement, proxy card or the annual report for 2010, now or in the future, or shareholders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a request to Investor Services at 314-342-0873, or Investor Services, The Laclede Group, Inc., 720 Olive Street, Room 1517, St. Louis, Missouri 63101.

Requirements, including deadlines, for submission of proxy proposals, nomination of directors and other business of shareholders

     Under the rules of the Securities and Exchange Commission, shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in January 2012 must be received by the corporate secretary of The Laclede Group at its principal office at 720 Olive Street, St. Louis, Missouri 63101 by August 19, 2011.

     Also, the procedures to be used by shareholders to recommend nominees to the Corporate Governance Committee are outlined on page 22 of this proxy statement. If a shareholder seeks to nominate a person or make a shareholder proposal from the floor of the annual meeting in January 2012, notice must be received by the corporate secretary at the Company’s principal executive offices no later than November 27, 2011 and not before October 28, 2011 (not less than 60 days nor more than 90 days, respectively, prior to January 26, 2012). Also, such proposal must be, under law, an appropriate subject for shareholder action to be brought before the meeting.

     The Chairman of the Board may refuse to allow the transaction of any business or to acknowledge the nomination of any person not made in compliance with the procedures set forth in the bylaws of The Laclede Group.

Proxy solicitation

     We will pay the expense of soliciting proxies. Proxies may be solicited on our behalf by officers or employees in person or by telephone, electronic transmission or facsimile transmission. We have hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist us in the solicitation of proxies for a fee of $7,000, plus expenses for those services.

Description and Example of Interpolation

     Determination of performance between threshold and target performance and between target and high performance is based on straight-line interpolation, certified by the Committee. The following example illustrates how we compute the number of shares of PCRS earned by a participant under a hypothetical award. For purposes of the example, assume the following terms for a grant:

Three year performance period ending September 30, 2011

Maximum shares able to be earned under the award:	3,000

Metrics:

For Illustrative Purposes Only	Threshold	Target	High Performance
Average EPS over three-year period	$1.00	$1.50	$2.00
Number of shares as to	1/3 x 3,000	2/3 x 3,000	Maximum
which restrictions lapse	(1,000) x 80%	(2,000) x 80%	or 3,000 x 80%
	weighting = 800	weighting = 1,600	weighting = 2,400
	shares eligible	shares eligible	shares eligible at
	at threshold	at target	high performance
Portfolio Development	Investment of	Investment of	Investment of
	$500,000 or	$1.0 million or	$1.5 million or
	earnings added of	earnings added of	earnings added of
	$.01/share	$.02/share	$.03/share
Number of shares as to	1/3 x 3,000	2/3 x 3,000	Maximum or
which restrictions lapse	(1,000) x 20%	(2,000) x 20%	3,000 x 20%
	weighting =	weighting =	weighting =
	200 shares	400 shares	600 shares

Shareholder Return Modifier: Committee retains the discretion to reduce the total award of performance contingent restricted stock by up to 25% based on total shareholder return performance relative to the comparator group stated above.

     Total Shareholder Return for the Company and for comparator companies shall be calculated as:

Total Share Value at the end of		Average Share Price Immediately
the Performance Period	MINUS	Prior to the Grant
Average Share Price Immediately Prior to the Grant.

     Total Share Value at the end of the Performance Period is calculated as the average share price for the last quarter of the performance period (7/1/11 – 9/30/11) plus the value of reinvested dividends. Average Share Price Immediately Prior to the Grant is calculated using the average share price for the last quarter immediately prior to the grant (7/1/08 – 9/30/08).

     Using the hypothetical grant, outlined in the table above, assume the actual performance results in average EPS over the three-year period of $1.05 and portfolio development investment of $1.25 million at the end of the performance period.

     The EPS performance exceeded the threshold level, so the participant earned the 800 shares eligible to be earned for the threshold level performance. Since the actual EPS reached 10% of the range between threshold and target, the participant also earned 10% x 80% weighting x the 1,000 share difference between threshold and target, or 80 additional shares. Thus under the EPS metric, the participant has earned 880 shares.

     For the portfolio development metric, the performance exceeded the target, so the participant earned the 400 shares eligible to be earned at target; and since the actual investment reached 50% of the range between target and high performance, the participant also earned 50% x 20% weighting x the 1,000 share difference between target and high performance, or 100 additional shares. Thus under the portfolio development metric the participant earned 500 shares.

     The total shares earned, prior to total shareholder return results are considered, is 1,380 (880 + 500) shares. However, if the Company’s total shareholder return fell below the median of the comparator group, up to 345 (25% of 1,380) shares earned may be forfeited.

Appendix 1

 The Laclede Group
Annual Incentive Plan

     1. Purposes. The purposes of this Plan are to provide an incentive to executive officers and other selected key executives of the Company to contribute to the growth, profitability and increased shareholder value of the Company and to retain such executives. This Plan, after shareholder approval, shall first be effective for Awards based on performance in fiscal year 2007.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) “Award” shall mean a Performance Award.

     (b) “Board” shall mean the Company’s Board of Directors.

     (c) “Cause” shall mean termination of a Participant’s employment with the Company or any of its Subsidiaries upon:

     (i) Willful and continued failure by the Participant to perform substantially the duties of employment assigned by the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered by the Company, which specifically identifies the manner in which it is believed that the Participant has not substantially performed such duties; or

     (ii) Willful engagement by the Participant in misconduct that is materially injurious to the Company.

          For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interest of the Company and its subsidiaries. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or, with respect to a Participant other than the Chief Executive Officer, upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company which advise was authorized by the Board or the Chief Executive Officer shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company and its subsidiaries.

     (d) “Change in Control” shall mean the occurrence of one of the following events:

     (i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act of 1934 (“Exchange Act”) (excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

     (ii) Individual members of the Board of Directors, as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial election to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a party other than the Board of Directors of the Company; or

     (iii) Consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50% of the surviving entity’s then outstanding shares of common stock or the surviving entity’s combined voting power entitled to vote generally in the election of directors, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company’s assets. In making this computation as to any Company shareholder who was also an equity owner in any other party to such reorganization, merger, or consolidation prior to consummating such transaction, only the common stock or voting power relating to such shareholder’s equity interests in the Company shall be counted toward the 50% threshold in the prior sentence.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person takes further action to increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

     (e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

     (f) “Committee” shall mean the Compensation Committee composed of at least three members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code and as “independent” directors under the listing standards of the New York Stock Exchange.

     (g) “Company” shall mean The Laclede Group, Inc. and any entity that succeeds to all or substantially all of its business.

     (h) “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.

     (i) “Disability” means a physical and/or mental condition that renders a Participant unable to perform the duties of the Participant’s position on a full-time basis for a period of 180 consecutive calendar days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurer. The Participant will submit to such examinations and tests as such physician deems necessary to make any such Disability determination.

     (j) “Effective Date” shall mean the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Missouri, as specified in Section 6(i).

     (k) “Eligible Employee” shall mean each executive officer of the Company, including those employed by subsidiaries, and other key employees of the Company selected by the Committee.

     (l) “GAAP” shall mean U.S. Generally Accepted Accounting Principles.

     (m) “Participant” shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

     (n) “Performance Award” shall mean the conditional right of a Participant to receive cash or other property following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 5.

     (o) “Performance Goals” shall mean or may be expressed in terms of any of the following business criteria: revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); dividend growth; funds from operations; funds from operations per share; operating income (loss); pre or after tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; return on equity; return on assets; return on capital; share price performance; total shareholder return; economic value added; economic profit; credit rating or credit worthiness; improvements in the Company’s attainment of expense levels; measures of customer satisfaction; measures of operating stability and reliability; operating goals related to customer satisfaction improvement; safety; implementing or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, progress relating to research and development, or other performance-based criteria as determined by the Committee; provided, that, with respect to any Performance Award that is intended to be “qualified performance-based compensation” under Section 162(m) of the Code, the term “Performance Goal” shall only include those goals set forth herein which are “objective performance goals” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and any such Award shall only be paid solely on account of attainment of one or more such objective performance goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Performance Goals will be determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

     (p) “Performance Objective” shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with a Performance Award.

     (q) “Performance Period” shall mean the fiscal year, or such other shorter period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

     (r) “Plan” shall mean this The Laclede Group Annual Incentive Plan, as amended from time to time.

     (s) “Subsidiary” means any company (other than the Company) with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

     3. Administration.

     (a) Authority. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, from time to time to select Participants; to grant Awards under the Plan; to determine the type, terms and conditions of, and all other matters relating to, Awards; to prescribe Award agreements (which need not be identical); to establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make such determinations and interpretations and to take such steps in connection with the Plan or the Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to the Awards granted thereunder shall be final and binding on all persons.

     (b) Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to approve Awards made to executive officers of the Company; (ii) to approve Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Objectives pursuant to Section 5(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

     (c) Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. Types of Awards. Subject to the provisions of the Plan, the Committee has the discretion to grant to Participants Performance Awards described in Section 5. At the time the Committee makes an Award grant, it shall determine in writing whether such Award is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code (a “Qualified Award”).

     5. Performance Awards.

     (a) Form of Award. The Committee is authorized to grant Performance Awards pursuant to this Section 5. A Performance Award shall represent the conditional right of the Participant to receive cash or other property based upon achievement of one or more pre-established Performance Objectives during a Performance Period, subject to the terms of this Section 5 and the other applicable terms of the Plan. Performance Awards shall be subject to such conditions as shall be specified by the Committee.

     (b) Performance Objectives. The Performance Objectives shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

     (c) Additional Provisions Applicable to Performance Awards. More than one Performance Objective may be incorporated in a Performance Goal, and the level of achievement with respect to each Performance Objective may be assessed individually or in combination with each other. The level or levels of performance specified with respect to a Performance Objective may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. For any Qualified Awards, Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants.

     (d) Duration of the Performance Period. The Committee shall establish each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

     (e) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 5(e).

     (f) Adjustment. To the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any acquisition, any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spinoff or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary, (iv) any action by a regulatory agency, (v) a change in accounting, tax or other relevant rules or regulations, (vi) restructured or discontinued operations, (vii) restatement of prior period results, or (viii) other extraordinary and non-recurring items; provided, however, that, with regard to Qualified Awards, no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

     (g) Timing of Payment. Except as provided below, any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to Section 5(e) but in any event within 2 ½ months after the end of the Performance Period, and any non-cash amounts or any other rights that the Participant is entitled to with respect to a Performance Award for a Performance Period will be paid or vest in accordance with the terms of the Performance Award.

     (h) Maximum Amount Payable Per Participant Under This Section 5. With respect to Performance Awards to be settled in cash or property, a Participant shall not be granted Performance Awards for all of the Performance Periods commencing in a fiscal year that permit the Participant to earn a cash payment or payment in other property under this Plan in excess of $2,000,000.

     (i) Change In Control. Immediately upon a Change in Control, notwithstanding any other provision of this Plan, all Awards under this Section 5 in effect on the date the Change in Control occurs shall be deemed earned at target performance level, and the Company shall make a payment in cash, prorated for the period of time elapsed commencing with the first day of the then current Performance Period and ending with the effective date of the Change in Control, to each Participant within thirty (30) days after the effective date of the Change in Control in the amount that would be earned at the target performance level.

     6. General Provisions.

     (a) Termination of Employment. A Participant who, during the Performance Period, ceases to be an employee due to retirement, death, Disability or termination without Cause shall nonetheless be eligible to receive an Award, as the Committee shall determine, subject to the provisions of Section 5, prorated for the period of time, rounded to the nearest full month, that such employee was a Participant under the Plan. A Participant who, during the Performance Period but before certification of the Awards for such Performance Period by the Committee, ceases to be an employee due to voluntary termination or termination for Cause shall forfeit all rights to an Award for such Performance Period.

     (b) Taxes. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (c) Limitations on Rights Conferred under Plan and Beneficiaries. Status as a Participant shall not be construed as a commitment that any Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

     (d) Changes to the Plan and Awards. Notwithstanding anything herein to the contrary, other than Section 5(i), the Board, or the Committee, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore granted to any Participant which has not been settled by payment. No Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without shareholder approval.

     (e) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company. To the extent the Plan provides for nonqualified deferred compensation, it is intended to qualify with the provisions of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”). If any provision provided herein results in the imposition of an excise tax on any Participant under Section 409A, such provision will be reformed to avoid any such imposition in such manner as the Company determines is appropriate to comply with Section 409A.

     (f) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board (or the Committee) nor submission of the Plan or provisions thereof to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

     (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Missouri, without giving effect to principles of conflicts of laws, and applicable Federal law.

     (h) Exemption Under Section 162(m) of the Code. The Plan, and all Qualified Awards issued hereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1,000,000 per year. The Committee may, without shareholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan.

     (i) Effective Date. The Plan is effective the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Missouri (the “Effective Date”). Unless the Company determines to submit Section 5 of the Plan and the definition of Performance Goal to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, the Committee, in its sole discretion, may determine that the Plan shall continue in effect, outside the provisions of Section 162(m) of the Code for Awards made to Covered Employees.

     (j) Recoupment. All Awards may be subject to the Company’s recoupment policy as in effect from time to time. By acceptance of any payment of any Award, each Participant expressly agrees to repay to the Company any amount that may be required to be repaid under the policy when applicable.

Appendix 2

The Laclede Group
2006 Equity Incentive Plan

     Section 1. PURPOSE

     The purpose of this Plan is to promote the interests of The Laclede Group, Inc. (the “Company”) by granting Awards to the officers and employees of the Company and its Subsidiaries in order to (a) attract and retain officers and employees of outstanding ability; (b) provide an additional incentive to selected individuals to work to increase the value of the Stock; and (c) provide each such individual with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

     Section 2. DEFINITIONS

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and for any Award granted under this Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of this Plan.

     2.1 Award means an award determined in accordance with the terms of the Plan.

     2.2 Board means the Company’s Board of Directors.

     2.3 Cause means with respect to the termination of a Participant’s Continuous Service with the Company or any of its Subsidiaries:

     (i) Willful and continued failure by the Participant to perform substantially the duties of employment assigned by the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered by the Company, which specifically identifies the manner in which it is believed that the Participant has not substantially performed such duties; or

     (ii) Willful engagement by the Participant in misconduct that is materially injurious to the Company.

For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interest of the Company and its subsidiaries. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or, with respect to a Participant other than the Chief Executive Officer, upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company which advice was authorized by the Board or the Chief Executive Officer, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company and its subsidiaries.

     2.4 Change in Control means the occurrence of one of the following events:

     (i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

     (ii) Individual members of the Board of Directors, as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial election to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a party other than the Board of Directors of the Company; or

     (iii) Consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the surviving entity’s then outstanding shares of common stock or the surviving entity’s combined voting power entitled to vote generally in the election of directors, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company’s assets. In making this computation as to any Company shareholder who was also an equity owner in any other party to such reorganization, merger, or consolidation prior to consummating such transaction, only the common stock or voting power relating to such shareholder’s equity interests in the Company shall be counted toward the 50% threshold in the prior sentence.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person takes further action to increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

Notwithstanding the foregoing, to the extent that any Award granted under the Plan is subject to the provisions of Section 409A of the Code, the definition of Change of Control shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code to the extent such Award constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code.

     2.5 Code means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

     2.6 Committee means the Compensation Committee composed of at least three members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code, as “independent” directors under the listing standards of the New York Stock Exchange, and as “non-employee directors” under Rule 16b-3 as promulgated under Section 16 of the Exchange Act.

     2.7 Company means The Laclede Group, Inc., and any entity that succeeds to all or substantially all of its business.

     2.8 Continuous Service means the Participant’s service as an officer or employee with the Company or a Subsidiary that is not terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an officer or employee or a change in the entity for which the Participant renders such service.

     2.9 Covered Employee has the meaning set forth in Section 162(m)(3) of the Code.

     2.10 Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.11 Fair Market Value means the closing quoted selling price for such Common Stock on the relevant date, as reported on the New York Stock Exchange. If the New York Stock Exchange is not open for trading on that date, Fair Market Value of one share of Common Stock shall be the average of the closing prices on the nearest trading date before and the nearest trading date after that date.

     2.12 GAAP means U.S. Generally Accepted Accounting Principles.

     2.13 Immediate Family Member means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

     2.14 Incentive Stock Option means a stock option that is intended to meet the requirements of Section 422 of the Code.

     2.15 Nonqualified Stock Option means any stock option granted under this Plan to purchase stock that is not intended to be an Incentive Stock Option.

     2.16 Option means either an Incentive Stock Option or a Nonqualified Stock Option.

     2.17 Option Price means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.18 Parent Corporation means any corporation that is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

     2.19 Participant means anyone who is selected to participate in the Plan in accordance with Section 6.

     2.20 Performance Goals means or may be expressed in terms of any of the following business criteria: revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); funds from operations; funds from operations per share; operating income (loss); pre or after tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; return on equity; return on assets; return on capital; share price performance; total shareholder return; economic value added; economic profit; credit rating; improvements in the Company’s attainment of expense levels; objective third-party measures of customer satisfaction; objective measures of operating stability and reliability; operating goals related to customer satisfaction improvement; implementing or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, progress relating to research and development, or other business criteria as determined by the Committee. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Performance Goals will be determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

     2.21 Performance Objective means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award of performance shares.

     2.22 Performance Period means the fiscal year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

     2.23 Performance Awards means a performance grant issued pursuant to Section 11 of the Plan.

     2.24 Plan means The Laclede Group 2006 Equity Incentive Plan, as amended from time to time.

     2.25 Restricted Stock means an award granted pursuant to Section 10 of the Plan.

     2.26 Securities Act means the Securities Act of 1933, as amended.

     2.27 SEC means the Securities Exchange Commission.

     2.28 Stock or Common Stock means the Company’s common stock, $1.00 par value per share.

     2.29 Stock Appreciation Right means an award granted pursuant to Section 12 of the Plan.

     2.30 Subsidiary means any affiliate of the Company selected by the Board; provided, that, with respect to any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and that at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

     Section 3. SHARES SUBJECT TO AWARDS

     3.1 Subject to adjustment in accordance with Section 13, the total number of shares of Stock that shall be available for the grant of Awards under the Plan shall not exceed one million two hundred fifty thousand (1,250,000) shares of Stock; provided, that, for purposes of this limitation, (i) any Stock subject to an Option or Award that is canceled, forfeited or expires prior to exercise or realization; (ii) any Stock representing such portion of an Award settled in cash (in whole or in part) or otherwise not resulting in the issuance of all or a portion of the Stock subject to the Award; and (iii) any Stock tendered (either actually or by attestation) or withheld by the Company (a)for the exercise of any Option or other Award granted under this Plan or (b) for tax liabilities arising from such Option or other Award; shall again become available for issuance under the Plan. Subject to adjustment in accordance with Section 13, no employee shall be granted, during any one (1) year period, Options to purchase or any other Awards with respect to more than one hundred twenty-five thousand (125,000) shares of Stock. Stock available for distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Notwithstanding anything to the contrary contained herein: (i) shares of Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above; and (ii) all shares of Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Stock, and whether or not shares of Stock are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

     3.2 Incentive Stock Options. Notwithstanding Section 3.1, subject to adjustment in accordance with Section 13, the aggregate number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed one million two hundred fifty thousand (1,250,000) shares of Stock.

     Section 4. EFFECTIVE DATE; APPROVAL OF SHAREHOLDERS

     The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Missouri (the “Effective Date”). Unless the Company determines to submit Section 11 of the Plan and the definition of Performance Goal to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Awards shall be made to Covered Employees under Section 11 after the date of such annual meeting, but the Plan may continue in effect for Awards to employees not in accordance with Section 162(m) of the Code.

     Section 5. ADMINISTRATION

     5.1 Administration by Committee. Subject to the further provisions of this Section 5, this Plan shall be administered by the Committee.

     5.2 Powers of Committee. The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

     5.3 Committee Action Binding. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

     5.4 Delegation. The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

     5.5 Indemnification. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

     Section 6. ELIGIBILITY

     Individuals eligible to receive Awards under the Plan shall be the officers and employees of the Company and its Subsidiaries selected by the Committee. Designation of a Participant in any year shall not require the Committee to designate such person as a Participant in any other year or to receive the same type or amount of award as granted in any other year.

     Section 7. AWARDS

     Awards under the Plan may consist of Options, Restricted Stock, Stock Appreciation Rights and Performance Awards. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

     Section 8. VESTING

     The Committee shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will become and remain exercisable, provided that, except in the case of Awards made in connection with the recruitment of new employees (including new officers) or as otherwise provided in this Plan, (i) Options and Stock Appreciation Rights shall vest in equal annual installments over a period of not less than three years and (ii) Restricted Stock and Performance Awards shall vest not earlier than three years from the grant date of the Award. Subject to the foregoing minimum vesting period restrictions, the Committee may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The Committee may also at any time accelerate the vesting or exercisability of an Award, without being subject to the limitations set forth in the first sentence of this Section 8, if such acceleration is associated with the death, disability, retirement or other termination of employment or service of a Participant. For purposes of the foregoing sentence, the Committee will have sole and conclusive power to define the types of disability, retirement or other termination of employment or service associated with such acceleration.

     Section 9. OPTIONS

     9.1 Grant of Options. The Committee may grant Options to eligible individuals under this Plan to purchase shares of Stock. Each grant of an Option shall be evidenced by an Award agreement, and each Award agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option and shall incorporate such terms and conditions as the Committee in its discretion deems appropriate and consistent with the terms of this Plan. The aggregate Fair Market Value of the Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan that is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

     9.2 Option Price. The Option Price for each share of Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a “10% shareholder”) the price per share specified in the Award agreement shall not be less than 110% of the Fair Market Value per share of Stock on the date of grant.

     9.3 Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five (5) years from the date of grant.

     9.4 Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option Price multiplied by the number of Options. The Option Price may be paid by (i) cash or certified or bank check, (ii) surrender of Stock held by the optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) through a “same day sale” commitment from the optionee and a broker-dealer selected by the Participant that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total Option Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total Option Price directly to the Company, (iv) through additional methods prescribed by the Committee, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Options may not be exercised for fractional shares of Stock. A Participant’s subsequent transfer or disposition of any Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

     9.5 Prohibition on Repricing. Without shareholder approval, no Option granted hereunder shall be amended to reduce the Option Price under such Option, surrendered in exchange for a replacement Option having a lower purchase price per share, or surrendered in exchange for cash or another Award; provided, that, this Section 9.5 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 13 below.

     Section 10. RESTRICTED STOCK

     The Committee, acting in its absolute discretion, may award Restricted Stock under the Plan to eligible Participants. Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate, including, without limitation, based on the achievement of Performance Goals. Subject to the vesting requirements of Section 8, the Committee may alter or waive at any time any term or condition of Restricted Stock that is not mandatory under the Plan. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded Restricted Stock shall have all the rights of a shareholder including, without limitation, the right to vote Restricted Stock and the right to all dividends paid relative to the Restricted Stock during the Restricted Period. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. The Committee may also award Restricted Stock in the form of Restricted Stock units having a value equal to an identical number of shares of Stock. Payment of Restricted Stock units shall be made in Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award of Restricted Stock or Restricted Stock units that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock units with respect to which such cash, stock or other property has been distributed.

     Section 11. PERFORMANCE AWARDS

     11.1 Performance Awards. Performance awards may be granted in the form of actual shares of Stock or Stock units having a value equal to an identical number of shares of Stock. In the event that a share certificate is issued in respect of Performance Shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the end of the Performance Period. The Committee shall determine in its sole discretion whether Performance Shares granted in the form of Stock units shall be paid in cash, Stock, or a combination of cash and Stock. In addition, the Committee may make cash bonuses to Participants based on the Performance Objectives described herein (performance shares and performance cash bonuses to be collectively referred to as “Performance Awards”). The Performance Objectives and Performance Period for any Performance Awards shall be determined by the Committee in its sole discretion.

     11.2 Performance Objectives. The Committee shall establish the Performance Objectives for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objectives shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

     11.3 Additional Provisions Applicable to Performance Awards. More than one Performance Objective may be incorporated in a Performance Goal, and the level of achievement with respect to each Performance Objective may be assessed individually or in combination with each other. The level or levels of performance specified with respect to a Performance Objective may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise as provided in Section 8 of this Plan) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Performance Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

     11.4 Duration of Performance Period. The Committee shall establish each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

     11.5 Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of the Performance Award have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 11.5.

     11.6 Adjustment. To the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any acquisition, any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spinoff or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary, (iv) any action by a regulatory agency, (v) a change in accounting, tax or other relevant rules or regulations, (vi) restructured or discontinued operations, (vii) restatement of prior period financial results, or (viii) other extraordinary and non-recurring items separately identified and quantified in the Company’s financial statements; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

     11.7 Maximum Amount Payable. Subject to Section 13, the maximum number of shares of Stock subject to a Performance Award granted to a Covered Employee is fifty thousand (50,000) shares of Stock during any one fiscal year (or, to the extent such Performance Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Stock, of such number of shares of Stock on the last day of the Performance Period). If the Performance Award is a performance cash bonus, the maximum of cash bonuses payable in any one fiscal year to a Participant shall be $2,000,000.

     11.8 Dividend Equivalents. Amounts, if any, credited to Performance Awards equivalent to cash, stock or other property dividends shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

     Section 12. STOCK APPRECIATION RIGHTS

     12.1 Grant of Stock Appreciation Rights. The Committee may either alone or in connection with the grant of another Award, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same number of shares of Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 12, be subject to the same terms and conditions as the related Option.

     12.2 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

     12.3 Stock Appreciation Right Related to an Option.

     (a) A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the Option Price specified in the related Incentive Stock Option Award agreement.

     (b) Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date preceding the date of exercise of such Stock Appreciation Right over the per share Option Price under the related Option, by (ii) the number of shares of Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

     (c) Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

     12.4 Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years or an exercise price less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such Stock Appreciation Right over the per share exercise price of the Stock Appreciation Right, by (ii) the number of shares of Stock as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award agreement evidencing the Stock Appreciation Right at the time it is granted

     12.5 Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company’s principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised.

     12.6 Form of Payment. Payment of the amount determined under this Section 12 may be made in the discretion of the Committee solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

     12.7 Prohibition on Repricing. Without shareholder approval, no Stock Appreciation Right granted hereunder shall be amended to reduce the Stock Appreciation Right exercise price, surrendered in exchange for a replacement Stock Appreciation Right having a lower exercise price per share, or surrendered in exchange for cash or another Award; provided, that, this Section 9.5 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 13 below.

     Section 13. ADJUSTMENT

     13.1 Corporate Transaction or Event. In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, acquisition, split-up, spinoff, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the grant or exercise price with respect to any Award. The Committee determination under this Section 13.1 shall be final, binding and conclusive; and (iv) the applicable limitations for grants to a Participant under Section 3.1 and Section 11.7. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code and any adjustment to any other Award that is subject to Section 409A of the Code shall be made in accordance with Section 409A of the Code, unless otherwise determined by the Committee, in its sole discretion.

     13.2 Termination; Cash-Out. Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (or without any payment if the Fair Market Value of one share of Stock on the date of the Event is less than the per share exercise price of a Stock Option or Stock Appreciation Right) or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to such Event.

     13.3 No Restrictions on Adjustments. The existence of the Plan, Award agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     Section 14. AMENDMENT OR TERMINATION

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided, that, (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in the Plan, including, without limitation, Section 13, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

     Section 15. SPECIAL PROVISIONS

     15.1 Change of Control. Unless otherwise provided in an Award agreement, upon the effective date of a Change of Control in which outstanding Awards are not terminated in accordance with Section 13 of the Plan and are assumed or substituted for by the successor company (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award agreement, including prior thereto if applicable) and under the circumstances specified in the Award agreement, all Options and Stock Appreciation Rights, granted under this Plan prior to such Change of Control, shall immediately become vested and exercisable to the full extent of the original grant and all restrictions or performance conditions, if any, on any other Awards shall automatically lapse. Unless otherwise provided in an Award agreement, upon the effective date of a Change of Control in which outstanding Awards are not terminated in accordance with Section 13 of the Plan and are not assumed or substituted for by the successor company (or in which the Company is the ultimate parent corporation and does not continue the Award), all Options and Stock Appreciation Rights, granted under this Plan prior to such Change of Control, shall immediately become vested and exercisable to the full extent of the original grant and all restrictions or performance conditions, if any, on any other Awards shall automatically lapse.

     15.2 Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award agreement, in the event of a termination of a Participant for Cause, the Committee may cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested. Such cancellation shall be effective as of the date specified by the Committee.

     Section 16. GENERAL PROVISIONS

     16.1 Representations. The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

     16.2 Restrictions. Any certificates for Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

     16.3 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 16.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

     16.4 Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.

     16.5 No Rights as Shareholder. Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Stock subject to an Award until a certificate or certificates evidencing shares of Stock shall have been issued to the Participant and, subject to Section 13, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

     16.6 Gender. Where the context requires, words in any gender shall include any other gender.

     16.7 Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

     16.8 Expiration of the Plan. Subject to earlier termination pursuant to Section 14, no Award may be granted following the ten (10) year anniversary of the Effective Date and, except with respect to outstanding Awards, this Plan shall terminate.

     16.9 No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

     16.10 Withholding. Upon (a) disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two (2) years of the grant of the Incentive Stock Option or within one (1) year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to have the Company withhold shares of Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company and calculated based on the Fair Market Value of the Common Stock on the date preceding the date of such notice; provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares.

     16.11 Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Awards (other than Incentive Stock Options) by a Participant to his or her Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

     16.12 Governing Law. The law of the State of Missouri shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

     16.13 Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Section 409A of the Code and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth.

     16.14 Recoupment. All Awards may be subject to the Company’s recoupment policy as in effect from time to time. By acceptance of any payment of any Award, each Participant expressly agrees to repay to the Company any amount that may be required to be repaid under the policy when applicable.

THE LACLEDE GROUP, INC. C/O COMPUTERSHARE TRUST, N.A. P.O. BOX 43004 PROVIDENCE, RI 02940-3004
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU FOR YOUR VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M28553-P03753	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE LACLEDE GROUP, INC.

The Board of Directors recommends you vote
FOR Proposals 1, 2, 3 and 4.

1.	Election of Directors:

	01)	Edward L. Glotzbach
	02)	W. Stephen Maritz
	03)	John P. Stupp, Jr.
For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

			For	Against	Abstain

2.	Re-approval of Annual Incentive Plan.		☐	☐	☐

3.	Re-approval of the 2006 Equity Incentive Plan, as amended.		☐	☐	☐

4.	Advisory nonbinding approval of resolution to approve compensation of executives.		☐	☐	☐

The Board of Directors recommends you vote FOR "3 years."		1 Year	2 Years	3 Years	Abstain

5.	Advisory nonbinding approval of interval at which we seek shareholder approval of compensation of executives.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 6.			For	Against	Abstain

6.	Ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for fiscal year 2011.		☐	☐	☐

For comments, please check this box and write them on the back where indicated.	☐

Please date and sign exactly as your name appears. If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
January 27, 2011
10:00 a.m.
Renaissance St. Louis Grand Hotel
800 Washington Avenue, St. Louis, Missouri 63101

This year's meeting agenda:
1.	Elect three members of the Board of Directors to serve for a three year term.
2.	Re-approve The Laclede Group Annual Incentive Plan.
3.	Re-approve The Laclede Group 2006 Equity Incentive Plan, as amended.
4.	Provide advisory nonbinding approval of resolution to approve compensation of executives.
5.	Provide advisory nonbinding approval of the interval at which we will seek shareholder advisory approval of compensation of executives.
6.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2011 fiscal year.
7.	Transact such other business as may properly come before the meeting and any adjournment or postponement.

To attend the meeting, check in with our representatives at the meeting and, if the shares are held in the name of a bank, broker or other holder of record, present proof of ownership of our common stock at check-in.

     We thank you in advance for your vote this year. See the back of this card for directions on how to vote by phone or by Internet as well as how to request electronic delivery of future shareholder communications.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.thelacledegroup.com/annualmeeting

M28554-P03753

THE LACLEDE GROUP, INC.
Proxy solicited on behalf of the Board of Directors for
Annual Meeting of Shareholders on January 27, 2011

The undersigned hereby appoints Mary C. Kullman, Mark D. Waltermire, Douglas H. Yaeger and each of them as proxies with full power of substitution to represent and to vote all shares that the undersigned would be entitled to vote if present at the annual meeting of shareholders of The Laclede Group, Inc. and at any adjournment and postponement thereof. The meeting will be held January 27, 2011 at 10:00 a.m. central standard time at the Renaissance St. Louis Grand Hotel, 800 Washington Avenue, St. Louis, Missouri, 63101. The undersigned hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 6 AND FOR "3 YEARS" IN PROPOSAL 5; AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(To be signed on reverse side)